                                                                    Exhibit 99.1


                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors and Stockholders USA Networks, Inc.

         We have audited the accompanying consolidated balance sheets of USA Networks, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of USA Networks, Inc. and subsidiaries at December 31, 2001 and 2000, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

         As discussed in Note 2 to the consolidated financial statements, on January 1, 2001, the Company adopted AICPA Statement of Position 00-2, "Accounting by Producers or Distributors of Films."

                                                           /s/ ERNST & YOUNG LLP

New York, New York
January 29, 2002

                       USA NETWORKS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                        2001            2000            1999
                                                                                        ----            ----            ----
                                                                                              YEARS ENDED DECEMBER 31,
                                                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)

Net revenues.....................................................................       $5,284,807      $4,596,152      $3,371,745
Operating costs and expenses:
Cost of sales....................................................................        2,481,881       2,072,901       1,364,945
Program costs....................................................................          726,549         684,992         630,956
Selling and marketing............................................................          625,975         530,013         392,307
General and administrative.......................................................          444,039         389,274         289,374
Other operating costs............................................................          116,702         108,277          66,418
Amortization of cable distribution fees..........................................           43,975          36,322          26,680
Amortization of non-cash distribution and marketing expense......................           26,384          11,665              --
Amortization of non-cash compensation expense....................................           12,712          12,740           6,645
Depreciation and amortization....................................................          572,765         693,642         324,506
                                                                                  ------------------------------------------------
  Total operating costs and expenses.............................................        5,050,982       4,539,826       3,101,831
                                                                                  ------------------------------------------------
Operating profit.................................................................          233,825          56,326         269,914
Other income (expense):
Interest income..................................................................           30,199          41,024          31,048
Interest expense.................................................................          (78,637)        (75,242)        (79,592)
Gain on sale of securities.......................................................              --               --          89,721
Gain on sale of subsidiary stock.................................................              --          108,343              --
Loss in unconsolidated subsidiaries and other....................................          (52,223)        (59,046)          5,771
                                                                                  ------------------------------------------------
                                                                                          (100,661)         15,079          46,948
                                                                                  ------------------------------------------------
Earnings from continuing operations before income taxes and minority interest....          133,164          71,405         316,862
Income tax expense...............................................................         (108,877)       (112,869)       (103,050)
Minority interest................................................................         (149,339)        (47,124)       (197,297)
                                                                                  ------------------------------------------------
EARNINGS (LOSS) FROM CONTINUING OPERATIONS.......................................         (125,052)        (88,588)         16,515
Discontinued Operations, net of tax..............................................               --         (59,395)        (44,146)
Gain on disposal of Broadcasting stations, net of tax............................          517,847              --              --
                                                                                  ------------------------------------------------
Earnings (loss) before cumulative effect of accounting change, net of tax........          392,795        (147,983)        (27,631)
Cumulative effect of accounting change, net of tax...............................           (9,187)             --              --
                                                                                  ------------------------------------------------
NET EARNINGS (LOSS)..............................................................         $383,608       $(147,983)       $(27,631)
                                                                                  ------------------------------------------------

Earnings (Loss) per Share from Continuing Operations:
Basic earnings (loss) per common share...........................................            $(.33)          $(.25)           $.05
Diluted earnings (loss) per common share.........................................            $(.33)          $(.25)           $.04

Earnings (Loss) per Share, before cumulative effect of accounting change
Basic earnings (loss) per common share...........................................            $1.05           $(.41)          $(.08)
Diluted earnings (loss) per common share.........................................             $.61           $(.41)          $(.08)

Net Earnings (Loss) per Share:
Basic earnings (loss) per common share...........................................            $1.03           $(.41)          $(.08)
Diluted earnings (loss) per common share.........................................             $.60           $(.41)          $(.08)

         The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                       USA NETWORKS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                                                                           2001             2000
                                                                                                           ----             ----
                                                                                                               DECEMBER 31,
                                                                                                   (IN THOUSANDS, EXCEPT SHARE DATA)

                                                               ASSETS
CURRENT ASSETS
Cash and cash equivalents.......................................................................      $    978,377    $    244,223
Restricted cash equivalents.....................................................................             9,107           2,021
Marketable securities...........................................................................           171,464         126,352
Accounts and notes receivable, net of allowance of $57,456 and $61,141, respectively............           672,935         646,196
Receivable from sale of USAB....................................................................           589,625              --
Inventories, net................................................................................           408,306         404,468
Investments held for sale.......................................................................                --             750
Deferred tax assets.............................................................................            59,635          43,975
Other current assets, net.......................................................................            86,783          52,631
Net current assets of discontinued operations...................................................                --           7,788
                                                                                                      ------------    ------------
  Total current assets..........................................................................         2,976,232       1,528,404


PROPERTY, PLANT AND EQUIPMENT
Computer and broadcast equipment................................................................           368,475         322,140
Buildings and leasehold improvements............................................................           146,162         132,874
Furniture and other equipment...................................................................           126,240         100,734
Land............................................................................................            15,665          15,658
Projects in progress............................................................................            45,781          45,084
                                                                                                      ------------    ------------
                                                                                                           702,323         616,490
  Less accumulated depreciation and amortization................................................          (268,208)       (172,496)
                                                                                                      ------------    ------------
                                                                                                           434,115         443,994
OTHER ASSETS
Intangible assets, net..........................................................................         7,236,283       7,461,862
Cable distribution fees, net....................................................................           158,880         159,473
Long-term investments...........................................................................            65,891          49,355
Notes and accounts receivable, net of current portion ($99,819 and $22,575, respectively, from             138,644          38,301
  related parties)..............................................................................
Advance to Universal............................................................................            39,265          95,220
Inventories, net................................................................................           535,555         485,941
Deferred charges and other, net.................................................................           118,187          83,239
Net non-current assets of discontinued operations...............................................                --         128,081
                                                                                                      ------------    ------------
                                                                                                       $11,703,052     $10,473,870
                                                                                                      ------------    ------------





         The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                       USA NETWORKS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS


                                                                                                         2001             2000
                                                                                                         ----             ----
                                                                                                             DECEMBER 31,
                                                                                                   (IN THOUSANDS, EXCEPT SHARE DATA)

                                                LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term obligations.....................................................     $    34,016     $    25,457
Accounts payable, trade.........................................................................         329,043         262,817
Accounts payable, client accounts...............................................................         102,011          97,687
Obligations for program rights and film costs...................................................         272,601         283,812
Cable distribution fees payable.................................................................          32,795          33,598
Deferred revenue................................................................................         131,627          93,125
Income tax payable..............................................................................         221,502             --
Other accrued liabilities.......................................................................         471,701         376,751
                                                                                                     -----------     -----------
    Total current liabilities...................................................................       1,595,296       1,173,247
LONG-TERM OBLIGATIONS (net of current maturities)...............................................         544,667         552,501
OBLIGATIONS FOR PROGRAM RIGHTS AND FILM COSTS, net of current...................................         285,378         295,210
OTHER LONG-TERM LIABILITIES.....................................................................          51,354          97,526
DEFERRED INCOME TAXES...........................................................................         312,487          98,378
MINORITY INTEREST...............................................................................       4,968,369       4,817,137
STOCKHOLDERS' EQUITY
Preferred stock--$.01 par value; authorized 15,000,000 shares; no shares issued
  and outstanding...............................................................................             --             --
Common stock--$.01 par value; authorized 1,600,000,000 shares; issued and outstanding,
  314,704,017 and 305,436,198 shares, respectively..............................................           3,147           3,055
Class B convertible common stock--$.01 par value; authorized, 400,000,000 shares; issued and
  outstanding, 63,033,452 shares................................................................             630             630
Additional paid-in capital......................................................................       3,918,401       3,793,764
Retained earnings/Accumulated deficit...........................................................         181,267        (202,341)
Accumulated other comprehensive loss............................................................         (11,605)        (10,825)
Treasury stock..................................................................................        (141,341)       (139,414)
Note receivable from key executive for common stock issuance....................................          (4,998)         (4,998)
                                                                                                     -----------     -----------
Total stockholders' equity......................................................................       3,945,501       3,439,871
                                                                                                     -----------     -----------
                                                                                                     $11,703,052     $10,473,870
                                                                                                     -----------     -----------



         The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                       USA NETWORKS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                                                              NOTE
                                                                                                                              ----
                                                                                                                          RECEIVABLE
                                                                                                                           FROM KEY
                                                                                                                           EXECUTIVE
                                                              CLASS B              RETAINED   ACCUM.                          FOR
                                                           CONVERTIBLE   ADDIT.    EARNINGS   OTHER              UNEARNED   COMMON
                                                   COMMON     COMMON    PAID-IN    /(ACCUM.    COMP.    TREASURY COMPENSA    STOCK
                                        TOTAL       STOCK     STOCK     CAPITAL     DEFICIT)  INCOME     STOCK     TION     ISSUANCE
                                        -----       -----     -----     -------     --------  ------     -----     ----     --------
                                                                           (IN THOUSANDS)

BALANCE AT DECEMBER 31, 1998......    $2,571,405    $2,545    $630     $2,592,456  $(26,727)   $8,852       --  $(1,353)  $(4,998)
Comprehensive income:
  Net earnings for the year ended
  December 31, 1999...............       (27,631)      --       --             --   (27,631)       --       --       --        --
  Decrease in unrealized gains in
  available for sale securities...        (3,956)      --       --             --        --    (3,956)      --       --        --
  Foreign currency translation....          (123)      --       --             --                (123)      --       --        --
                                     ------------
  Comprehensive loss..............       (31,710)
                                     ------------
Issuance of common stock upon
  exercise of stock options.......        47,967      111       --         47,856        --        --       --       --        --
Income tax benefit related to stock
  options exercised...............        42,362       --       --         42,362        --        --       --       --        --
Issuance of stock in connection
  with October Films/PFE Transaction      23,558        12      --         23,546        --        --       --       --        --
Issuance of stock in connection
  with other acquisitions.........         4,498         3      --          4,495        --        --       --       --        --
Issuance of stock in connection
  Liberty preemptive rights.......       120,306        73      --        120,233        --        --       --       --        --
Purchase of Treasury Stock in
  connection with stock repurchase
  program.........................        (8,933)       (4)     --             --        --        --   (8,929)      --        --
Cancellation of employee equity
  program.........................          (355)       --      --           (442)       --        --     (635)     722        --
Amortization of unearned
  compensation related to stock
  options and equity participation
  plans...........................           631        --      --             --        --        --       --      631        --
                                     -----------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 1999......     2,769,729     2,740     630      2,830,506   (54,358)    4,773    (9,564)     --    (4,998)
Comprehensive income:
  Net loss for the year ended
  December 31, 2000...............      (147,983)       --      --             --  (147,983)       --        --      --        --
  Decrease in unrealized gains in
  available for sale securities...       (11,958)       --      --             --        --   (11,958)       --      --        --
  Foreign currency translation....        (3,640)       --      --             --        --    (3,640)       --      --        --
                                     ------------
  Comprehensive loss..............      (163,581)
                                     ------------
Issuance of common stock upon
  exercise of stock options.......        37,341        46      --         37,295        --        --        --      --        --
Income tax benefit related to stock
  options exercised...............        26,968        --      --         26,968        --        --        --      --        --
Issuance of stock in connection
  with PRC acquisition............       887,371       322      --        887,049        --        --        --      --        --
Issuance of stock in connection                                 --                       --        --        --      --        --
  with other transactions.........        11,950         4      --         11,946        --        --        --      --        --
Purchase of Treasury Stock........      (129,907)      (57)     --             --        --        --  (129,850)     --        --
                                     -----------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2000......     3,439,871     3,055     630      3,793,764  (202,341)  (10,825) (139,414)     --    (4,998)
Comprehensive income:
  Net Income for the year ended
  December 31, 2001...............       383,608        --      --             --   383,608        --       --       --        --
  Decrease in unrealized losses in
  available for sale securities...         5,600        --      --             --        --     5,600       --       --        --
  Foreign currency translation....        (6,380)       --      --             --        --    (6,380)      --       --        --
                                     ------------
  Comprehensive Income............       382,828
                                     ------------
Issuance of common stock upon
  exercise of stock options.......        80,931        90      --         80,841        --        --       --       --        --
Income tax benefit related to stock
  options exercised...............        38,439        --      --         38,439        --        --       --       --        --
Issuance of stock in connection
  with other transactions.........         5,360         3      --          5,357        --        --       --       --        --
Purchase of Treasury Stock .......        (1,928)       (1)     --             --        --        --   (1,927)      --        --
                                     -----------------------------------------------------------------------------------------------
BALANCE AT DECEMBER 31, 2001......    $3,945,501    $3,147    $630     $3,918,401 $ 181,267  $(11,605) $(141,341) $  --   $(4,998)
                                     -----------------------------------------------------------------------------------------------

         Accumulated other comprehensive income is comprised of unrealized (losses) gains on available for sale securities of $39, $(5,561) and $6,397 at December 31, 2001, 2000 and 1999, respectively and foreign currency translation adjustments of $(11,644), $(5,264) and $(1,624) at December 31, 2001, 2000 and
1999, respectively.

                The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

                       USA NETWORKS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                                                  2001            2000       1999
                                                                                  ----            ----       ----
                                                                                           YEARS ENDED DECEMBER 31,
                                                                                                 (IN THOUSANDS)

Cash flows from operating activities:
  Earnings (loss) from continuing operations: ...............................   $(125,052)   $ (88,588)   $  16,515
      Adjustments to reconcile net earnings (loss) from continuing operations to net cash provided by operating activities:
  Depreciation and amortization .............................................     572,765      693,642      324,506
  Amortization of cable distribution fees ...................................      43,975       36,322       26,680
  Amortization of program rights and film costs .............................     719,010      651,145      569,089
  Amortization of deferred financing costs ..................................       1,491        3,778        5,035
  Non-cash distribution and marketing .......................................      26,384       11,665           --
  Deferred income taxes .....................................................      22,840       50,606        9,458
  Equity in (earnings) losses of unconsolidated affiliates and other ........      48,977       58,333       (1,356)
  Gain on sale of subsidiary stock ..........................................          --     (108,343)          --
  Gain on sale of securities ................................................          --           --      (89,721)
  Non-cash interest income ..................................................      (3,729)      (8,735)        (298)
  Non-cash stock compensation ...............................................      12,712       12,740        6,645
  Minority interest .........................................................     149,339       47,124      197,297
        Changes in current assets and liabilities:
  Accounts receivable .......................................................     (18,081)     (58,429)     (44,519)
  Inventories ...............................................................      31,128      (45,767)     (24,939)
  Accounts payable ..........................................................      27,981         (464)      12,782
  Accrued liabilities and deferred revenue ..................................      78,025       42,408       61,648
  Payment for program rights and film costs .................................    (835,541)    (847,148)    (611,702)
  Increase in cable distribution fees .......................................     (47,393)     (64,876)     (42,887)
  Other, net ................................................................     (34,899)     (12,906)     (12,656)
                                                                                -----------------------------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES .................................     669,932      372,507      401,577
Cash flows from investing activities:
  Acquisitions, net of cash acquired ........................................    (201,024)    (227,768)    (195,504)
  Capital expenditures ......................................................    (143,511)    (176,884)    (108,916)
  Advance to Universal ......................................................          --           --     (200,000)
  Recoupment of advance to Universal ........................................      59,821       77,330       42,951
  Increase in long-term investments and notes receivable ....................    (123,573)     (34,969)     (69,646)
  Purchase of marketable securities .........................................     (51,977)    (132,845)          --
  Proceeds from sale of securities ..........................................          --           --      107,231
  Proceeds from sale of broadcast stations ..................................     510,374           --           --
  Payment of merger and financing costs .....................................         --      (18,758)      (4,765)
  Other, net ................................................................       1,825      (10,662)      14,681
                                                                                -----------------------------------
  NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES .......................      51,935     (524,556)    (413,968)
Cash flows from financing activities:
  Borrowings ................................................................      23,086       65,022           --
  Principal payments on long-term obligations ...............................     (22,331)     (99,684)    (339,349)
  Purchase of treasury stock ................................................      (1,928)    (129,907)      (8,933)
  Payment of mandatory tax distribution to LLC partners .....................     (17,369)     (68,065)     (28,830)
  Proceeds from sale of subsidiary stock ....................................      12,234       93,189        4,268
  Proceeds from issuance of common stock and LLC shares .....................      80,932      210,642      422,544
  Other, net ................................................................     (10,616)     (12,851)       6,248
                                                                                -----------------------------------
  NET CASH PROVIDED BY FINANCING ACTIVITIES .................................      64,008       58,346       55,948
NET CASH USED BY DISCONTINUED OPERATIONS ....................................     (48,058)     (82,563)     (66,260)
  Effect of exchange rate changes on cash and cash equivalents ..............      (3,663)      (2,687)        (123)
                                                                                -----------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ........................     734,154     (178,953)     (22,826)
Cash and cash equivalents at beginning of period ............................     244,223      423,176      446,002
                                                                                -----------------------------------
CASH AND CASH EQUIVALENTS AT END OF PERIOD ..................................   $ 978,377    $ 244,223    $ 423,176
                                                                                -----------------------------------



         The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

USA NETWORKS, INC. AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -- ORGANIZATION

GENERAL

         USA Networks, Inc. ("USA" or the "Company") (Nasdaq: USAI) is organized into two groups, the USA Interactive Group and the USA Entertainment Group. The USA Interactive Group consists of Home Shopping Network (including HSN International and HSN.com); Ticketmaster (Nasdaq: TMCS), which operates Ticketmaster, Ticketmaster.com, Citysearch and Match.com; Hotel Reservations Network (Nasdaq: ROOM); Electronic Commerce Solutions; Styleclick (OTC: IBUY); Precision Response Corporation; and Expedia, Inc. (as of February 4, 2002) (Nasdaq: EXPE). The USA Entertainment Group consists of USA Cable, including USA Network and Sci Fi Channel and Emerging Networks TRIO, Newsworld International and Crime; Studios USA, which produces and distributes television programming; and USA Films, which produces and distributes films.

         On February 4, 2002, USA completed its acquisition of a controlling interest in Expedia, Inc. ("Expedia") through a merger of one of its subsidiaries with and into Expedia. See below for further discussion under "Subsequent Events".

         On December 17, 2001, USA and Vivendi Universal, S.A. ("Vivendi") announced a transaction (the "Vivendi Transaction") in which USA's Entertainment Group, consisting of USA Cable, Studios USA, and USA Films, would be contributed to Vivendi Universal Entertainment, a new joint venture controlled by Vivendi. See below for further discussion under "Subsequent Events".

         On January 31, 2001, Ticketmaster Online-Citysearch, Inc. and Ticketmaster Corporation, both of which are subsidiaries of USA, completed a transaction which combined the two companies. The combined company has been renamed "Ticketmaster." Under the terms of the transaction, USA contributed Ticketmaster Corporation to Ticketmaster Online-Citysearch and received 52 million Ticketmaster Online-Citysearch Class B Shares. The Ticketmaster Class B common stock is quoted on the Nasdaq Stock Market.

         In August 2001, the Company completed its previously announced sale of all of the capital stock of certain USA Broadcasting ("USAB") subsidiaries that own 13 full-power television stations and minority interests in four additional full-power stations to Univision Communications Inc. ("Univision"). Total cash proceeds were $1.1 billion, of which $510.4 million was collected in fiscal year 2001 and $589.6 million in January 2002. The gain on the sale of the stations was $517.8 million, net of tax of $377.4 million. The majority of the stations sold are located in the largest markets in the country and aired HSN on a 24-hour basis.

         A number of USA's businesses are currently held by two non-wholly owned subsidiaries, Home Shopping Network, Inc. ("Holdco") and USANi LLC. USA maintains control and management of Holdco and USANi LLC, and manages the businesses held by USANi LLC, in substantially the same manner as they would be if USA held them directly through wholly owned subsidiaries. The other principal owners of these subsidiaries are Liberty Media Corporation ("Liberty") and Vivendi, through Universal Studios, Inc ("Universal") and other subsidiaries. USA has the contractual right to require the exchange of the Holdco shares held by Liberty for shares of USA. Following such exchange and after giving effect to the Vivendi Transaction, Holdco and USANi LLC will become wholly owned, thereby simplifying USA's corporate and capital structure.

SUBSEQUENT EVENTS (UNAUDITED)

EXPEDIA TRANSACTION

         On February 4, 2002, USA completed its acquisition of a controlling interest in Expedia through a merger of one of its subsidiaries with and into Expedia. Immediately following the merger, USA owned all of the outstanding shares of Expedia Class B common stock, representing approximately 64.2% of Expedia's then outstanding shares, and 94.9% of the voting interest in Expedia. On February 20, 2002, USA acquired 936,815 shares of Expedia common stock, increasing USA's ownership to 64.6% of Expedia's the then outstanding shares, with USA's voting percentage remaining at 94.9%. In the merger, USA issued to former holders of Expedia common stock who elected to receive USA securities an aggregate of 20.6 million shares of USA common stock, 13.1 million shares of $50 face value 1.99% cumulative convertible preferred stock of USA and 14.6 million USA warrants. Expedia will continue to be traded on Nasdaq under the symbol "EXPE," the USA cumulative preferred stock trades on OTC under the symbol "USAIP" and the USA warrants trade on Nasdaq under the symbol "USAIW."

         Pursuant to the terms of the USA/Expedia transaction documents, Microsoft Corporation, which beneficially owned 33,722,710 shares of Expedia common stock, elected to exchange all of its Expedia common stock for USA securities in the merger. Expedia shareholders who did not receive USA securities in the transaction retained their Expedia shares and received for each Expedia share held 0.1920 of a new Expedia warrant.

CONTRIBUTION OF THE USA ENTERTAINMENT GROUP TO VUE

         On December 17, 2001, USA announced it had entered into an agreement with Vivendi pursuant to which USA would contribute USA's Entertainment Group to a limited liability entity (Vivendi Universal Entertainment, "VUE") to be controlled by Vivendi, to which Vivendi would contribute the film, television and theme park businesses of Universal Studios, Inc. ("Universal"). Upon consummation of the Vivendi transaction, the joint venture will be controlled by Vivendi and its subsidiaries, with the common interests owned 93.06% by Vivendi, 5.44% by USA and 1.5% by Mr. Diller, Chairman and CEO of USA.

         In connection with the Vivendi Transaction, USA and its subsidiaries will receive the following at the closing of the transactions: (i) approximately $1.62 billion in cash, debt-financed by VUE, subject to tax-deferred treatment for a 15-year period, (ii) a $750 million face value Class A preferred interest in VUE, with a 5% annual paid-in-kind dividend and a 20-year term, to be settled in cash at its then face value at maturity; (iii) a $1.75 billion face value Class B preferred interest in VUE, with a 1.4% annual paid-in-kind dividend, a 3.6% annual cash dividend, callable and puttable after 20 years, to be settled by Universal at its then face value with a maximum of approximately 56.6 million USA common shares, provided that Universal may substitute cash in lieu of shares of USA common stock (but not USA Class B common stock), at its election; (iv) a 5.44% common interest in VUE, generally callable by Universal after five years and puttable by USA after eight years, which may be settled in either Vivendi stock or cash, at Universal's election, and (v) a cancellation of Universal's USANi LLC interests currently exchangeable into USA common shares including USANi LLC interests obtained from Liberty in connection with a related transaction (see immediately below).

         Related to the transaction, Liberty will exchange 7,079,726 shares of USANi LLC for shares of USA common stock, and subsequently transfer to Universal 25,000,000 shares of USA common stock, its remaining 38,694,982 shares of USANi LLC, as well as the assets and liabilities of Liberty Programming France (which consist primarily of 4,921,250 shares of multiThematiques S.A., a French entity), in exchange for 37,386,436 Vivendi ordinary shares.

          In addition, USA will issue to Universal ten-year warrants to acquire shares of USA common stock as follows: 24,187,094 shares at $27.50 per share; 24,187,094 shares at $32.50 per share; and 12,093,547 shares at $37.50 per share. Barry Diller, USA's chairman and chief executive officer, will receive a common interest in VUE with a 1.5% profit sharing percentage, with a minimum value of $275.0 million, in return for his agreeing to specified non-competition provisions and agreeing to serve as chairman and chief executive officer of VUE. USA and Mr. Diller have agreed that they will not compete with Vivendi's television and filmed entertainment businesses (including VUE) for a minimum of 18 months.

         In February 2002, Mr. Diller assigned to three executive officers of USA, the right to receive beneficial interests in a portion of the common interests in VUE that Mr. Diller will receive upon closing of the transactions.

         The Vivendi Transaction is subject to USA shareholder vote, including the approval of 66 2/3% of the outstanding USA common stock and USA preferred stock, voting together as a single class, and excluding shares held by Vivendi, Liberty, Mr. Diller and their respective affiliates, as well as other customary regulatory approvals, and there can be no assurance that the transaction will be completed.


NOTE 2 --SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and all wholly-owned and voting-controlled subsidiaries. The Company consolidates USANi LLC based upon a Governance Agreement and related agreements allowing the Company to control 100% of the voting interest. USANi LLC was formed in connection with the acquisition of USA Networks as well as the domestic television production and distribution businesses of Universal Studios (the "Universal Transaction"). The documents related to this transaction are constructed with the intent that the businesses held by USANi LLC would be operated in substantially the same manner as they would be if the Company held them directly through wholly owned subsidiaries. The Company consolidates HSN - Germany based upon a Pooling Agreement allowing for the Company to elect a majority of the Board of Directors and to control the operations of HSN - Germany. Significant intercompany transactions and accounts have been eliminated.

         Investments in which the Company owns a 20%, but not in excess of 50%, interest and where it can exercise significant influence over the operations of the investee, are accounted for using the equity method. In addition, partnership interests are recorded using the equity method. All other investments are accounted for using the cost method. The Company periodically evaluates the recoverability of investments recorded under the cost method and recognizes losses if a decline in value is determined to be other than temporary.

REVENUES

CABLE AND STUDIOS

         Television production revenues are recognized as completed episodes are delivered. Generally, television programs are first licensed for network exhibition and foreign syndication, and subsequently for domestic syndication, cable television and home video. Certain television programs are produced and/or distributed directly for initial exhibition by local television stations, advertiser-supported cable television, pay television and/or home video. Television production advertising revenues (I.E., sales of advertising time received by Studios USA in lieu of cash fees for the licensing of program broadcast rights to a broadcast station ("barter syndication")) are recognized upon both the commencement of the license period of the program and the sale of advertising time pursuant to non-cancelable agreements, provided that the program is available for its first broadcast. Foreign minimum guaranteed amounts are recognized as revenues on the commencement date of the license agreement, provided the program is available for exhibition.

         USA Cable advertising revenue is recognized in the period in which the advertising commercials are aired on the cable networks. Certain contracts with advertisers contain minimum commitments with respect to advertising viewership. In the event that such minimum commitments are not met, the contracts require additional subsequent airings of the advertisement. As a result, provisions are recorded against advertising revenues for audience under deliveries ("makegoods") until such subsequent airings are conducted. Affiliate fees are recognized in the period during which the programming is provided.

ELECTRONIC RETAILING

         Revenues from Home Shopping primarily consist of merchandise sales and are reduced by incentive discounts and sales returns to arrive at net sales. Revenues for domestic sales are recorded for credit card sales upon transaction authorization, which occurs only if the goods are in stock, and for check sales upon receipt of customer payment, which does not vary significantly from the time goods are shipped. Revenues for international sales are recorded upon shipment. Home Shopping's sales policy allows merchandise to be returned at the customer's discretion within 30 days of the date of delivery. Allowances for returned merchandise and other adjustments are provided based upon past experience.

TICKETING

         Revenue from Ticketmaster and Ticketmaster.com primarily consists of revenue from ticketing operations which is recognized as tickets are sold, as the Company acts as agent in these transactions.

HOTEL RESERVATIONS

         Charges for hotel accommodations are billed to customers in advance. The related payments are included in deferred revenue and recognized as income at the conclusion of the customer's stay at the hotel, as the Company acts as merchant in these transactions.

         The Company offers rooms that are contracted for in advance or are prepaid. Unsold contracted rooms may be returned by the Company based on a cancellation period, which generally expires before the date the customer may cancel the hotel reservation. Customers are subject to a penalty for all cancellations or changes to the reservation. The Company bears the risk of loss for all prepaid rooms and rooms cancelled by a customer subsequent to the period in which the Company can return the unsold rooms. To date, the Company has not incurred significant losses under the room contracts with hotels.

OTHER

         Revenues from all other sources are recognized either upon delivery or when the service is provided.

FILM COSTS

         Film costs consist of direct production costs and production overhead, less accumulated amortization. Prior to the adoption of SOP 00-2 on January 1, 2001 (see below for further information), development roster (and related costs), abandoned story and development costs were charged to production overhead. Film costs are stated at the lower of unamortized cost or estimated net realizable value on a production-by-production basis.

         Generally, the estimated ultimate costs of completed film costs are amortized, and participation expenses are accrued, for each production in the proportion that current period revenue recognized bears to the estimated future revenue to be received from all sources. Amortization and accruals are made under the individual film forecast method. Estimated ultimate revenues and costs are reviewed quarterly and revisions to amortization rates or write-downs to net realizable value are made as required.

         Film costs, net of amortization, are classified as non-current assets.

PROGRAM RIGHTS

         License agreements for program material are accounted for as a purchase of program rights. The asset related to the program rights acquired and the liability for the obligation incurred are recorded at their net present value when the license period begins and the program is available for its initial broadcast. The asset is amortized primarily based on the estimated number of airings. Amortization is computed generally on the straight-line basis as programs air; however, when management estimates that the first airing of a program has more value than subsequent airings, an accelerated method of amortization is used. Other costs related to programming, which include program assembly, commercial integration and other costs, are expensed as incurred. Management periodically reviews the carrying value of program rights and records write-offs, as warranted, based on changes in programming usage.

ADVERTISING BARTER TRANSACTIONS

         Barter transactions represent the exchange of commercial air-time for programming, merchandise or services. The transactions are recorded at the estimated fair market value of the asset or services received or given in accordance with Emerging Issues Task Force Issue No. 99-17, "Accounting for Advertising Barter Transactions." Barter revenue for the year ended December 31, 2001 was $42.2 million. Barter revenues for the year ended December 31, 2000 and 1999 are not material to USA's statement of operations.




MERCHANDISE INVENTORIES, NET

         Merchandise inventories are valued at the lower of cost or market, cost being determined using the first-in, first-out method. Cost includes freight, certain warehouse costs and other allocable overhead. Market is determined on the basis of net realizable value, giving consideration to obsolescence and other factors. Merchandise inventories are presented net of an inventory carrying adjustment of $47.4 million and $40.5 million at December 31, 2001 and 2000, respectively.

CASH AND CASH EQUIVALENTS

         Cash and cash equivalents include cash and short-term investments. Short-term investments consist primarily of U.S. Treasury Securities, U.S. Government agencies and certificates of deposit with original maturities of less than 91 days.


PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment, including significant improvements, are recorded at cost. Repairs and maintenance and any gains or losses on dispositions are included in operations.

         Depreciation and amortization is provided for on a straight-line basis to allocate the cost of depreciable assets to operations over their estimated service lives.


ASSET CATEGORY                                                        DEPRECIATION/AMORTIZATION PERIOD
--------------                                                        --------------------------------

Computer and broadcast equipment.............................                  3 to 13 Years
Buildings....................................................                  30 to 40 Years
Leasehold improvements.......................................                  4 to 20 Years
Furniture and other equipment................................                  3 to 10 Years



         Depreciation and amortization expense on property, plant and equipment was $151.9 million, $115.6 million and $61.2 million for the years ended December 31, 2001, 2000 and 1999, respectively.

LONG-LIVED ASSETS INCLUDING INTANGIBLES

         The Company's accounting policy regarding the assessment of the recoverability of the carrying value of long-lived assets, including goodwill and other intangibles and property, plant and equipment, is to review the carrying value of the assets if the facts and circumstances suggest that they may be impaired. If this review indicates that the carrying value will not be recoverable, as determined based on the projected undiscounted future cash flows, the carrying value is reduced to its estimated fair value. See below under "New Accounting Pronouncements" for further information related to goodwill and other intangible assets.

CABLE DISTRIBUTION FEES

         Cable distribution fees relate to upfront fees paid in connection with multi-year cable contracts for carriage of Home Shopping's programming. These fees are amortized to expense on a straight line basis over the terms of the respective contracts.

ADVERTISING

         Advertising costs are primarily expensed in the period incurred. Advertising expense for the years ended December 31, 2001, 2000 and 1999 were $195.8 million, $176.5 million and $119.2 million, respectively.

INCOME TAXES

         The Company accounts for income taxes under the liability method, and deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

EARNINGS (LOSS) PER SHARE

         Basic earnings per share ("Basic EPS") excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted earnings per share ("Diluted EPS") reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised resulting in the issuance of common stock that then shares in the earnings of the Company.

STOCK-BASED COMPENSATION

         The Company accounts for stock-based compensation issued to employees in accordance with APB 25, "Accounting for Stock Issued to Employees." In cases where exercise prices are less than fair value as of the grant date, compensation is recognized over the vesting period. For stock-based compensation issued to non-employees, the Company accounts for the grants in accordance with FASB Statement No. 123, "Accounting for Stock Based Compensation."

MINORITY INTEREST

         Minority interest primarily represents Universal's and Liberty's ownership interest in USANi LLC, Liberty's ownership interest in Holdco, the public's ownership in TMCS until January 31, 2001, the public's ownership in Ticketmaster from January 31, 2001, the public's ownership interest in HRN since February 25, 2000, the public's ownership interest in Styleclick since July 27, 2000 and the partners ownership interest in HSN-Germany since its consolidation as of January 1, 2000.

FOREIGN CURRENCY TRANSLATION

         The financial position and operating results of all foreign operations are consolidated using the local currency as the functional currency. Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at average rates of exchange during the period. Resulting translation gains or losses, which have not been material, are included as a component of accumulated other comprehensive income (loss) in accumulated deficit.

ISSUANCES OF SUBSIDIARY STOCK

         The Company accounts for issuances of stock by a subsidiary via income statement recognition, recording income or losses as non-operating income/ (expense). During the year ended December 31, 2000, the Company recorded a gain of $108.3 million related to the issuance of subsidiary stock. See Note 3 for further discussion.

ACCOUNTING ESTIMATES

         Management of the Company is required to make certain estimates and assumptions during the preparation of consolidated financial statements in accordance with generally accepted accounting principles. These estimates and assumptions impact the reported amount of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements. They also impact the reported amount of net earnings during any period. Actual results could differ from those estimates.

         Significant estimates underlying the accompanying consolidated financial statements include the inventory carrying adjustment, program rights and film cost amortization, sales return and other revenue allowances, allowance for doubtful accounts, recoverability of intangibles and other long-lived assets, estimates of film revenue ultimates and various other operating allowances and accruals.


NEW ACCOUNTING PRONOUNCEMENTS

GOODWILL AND OTHER INTANGIBLE ASSETS

         Effective January 1, 2002, all calendar year companies will be required to adopt Statement of Financial Accounting Standards No. 142, "Accounting for Goodwill and Other Intangible Assets." The new rules eliminate amortization of goodwill and other intangible assets with indefinite lives and establish new measurement criterion for these assets. Although it has not completed its assessment, the Company anticipates a write-off of $325 million to $425 million primarily related to the Citysearch and Precision Response ("PRC") businesses. Although Citysearch and PRC are expected to generate positive cash flows in the future, due to cash flow discounting techniques to estimate fair value as required by the new rules, the future discounted cash flows may not support current carrying values. The expected range for the Citysearch write-off is $75 million to $125 million and for PRC $250 million to $300 million. The rules are expected to reduce USA's annual amortization by approximately $350 million.


FILM ACCOUNTING

         The Company adopted SOP 00-2, "Accounting by Producers or Distributors of Films" ("SOP 00-2") during the twelve months ended December 31, 2001. SOP 00-2 established new film accounting standards, including changes in revenue recognition and accounting for advertising, development and overhead costs. Specifically, SOP 00-2 requires advertising costs for theatrical and television product to be expensed as incurred. This compares to the Company's previous policy of first capitalizing these costs and then expensing them over the related revenue streams. In addition, SOP 00-2 requires development costs for abandoned projects and certain indirect overhead costs to be charged directly to expense, instead of those costs being capitalized to film costs, which was required under the previous accounting rules. SOP 00-2 also requires all film costs to be classified in the balance sheet as non-current assets. Provisions of SOP 00-2 in other areas, such as revenue recognition, generally are consistent with the Company's existing accounting policies.

         SOP 00-2 was adopted as of January 1, 2001, and the Company recorded a one-time, non-cash expense of $9.2 million. The expense is reflected as a cumulative effect of an accounting change in the accompanying consolidated statement of operations.

RECLASSIFICATIONS

         Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the 2001 presentation, including all amounts charged to customers for shipping and handling, which are now presented as revenue and cost of goods sold.

NOTE 3-- BUSINESS ACQUISITIONS

         The Company has made numerous acquisitions during the reporting periods. Below is a discussion of each significant acquisition.

STYLECLICK TRANSACTION

         On July 27, 2000, USA and Styleclick.com Inc., an enabler of e-commerce for manufacturers and retailers, completed the merger of Internet Shopping Network, a subsidiary of USA, and Styleclick.com (the "Styleclick Transaction"). The entities were merged with a new company, Styleclick, Inc., which owns and operates the combined properties of Styleclick.com and ISN. Styleclick, Inc. is traded on the OTC under the symbol "IBUY". In accordance with the terms of the agreement, USA invested $40 million in cash and agreed to contribute $10 million in dedicated media, and received warrants to purchase additional shares of the new company. At closing, Styleclick.com repaid $10 million of borrowings outstanding under a bridge loan provided by USA.

         The aggregate purchase price, including transaction costs, of $211.9 million was determined as follows:


                                                                                   (IN THOUSANDS)

Value of portion of Styleclick.com acquired in the merger .........................   $121,781
Additional cash and promotional investment by USAi ................................     50,000
Fair value of outstanding "in the money options" and warrants of Styleclick.com....     37,989
Transaction costs .................................................................      2,144
                                                                                      --------
Total acquisition costs ...........................................................   $211,914
                                                                                      --------





         The fair value of Styleclick.com was based on the fair value of $15.78 per share times 7.7 million shares outstanding. Fair value of the shares was determined by taking an average of the opening and closing price of Styleclick.com common stock for the period just before and just after the terms of the transaction were agreed to by the Company and Styleclick.com and announced to the public. In conjunction with the transaction, the Company recorded a pre-tax gain of $104.6 million in accordance with Staff Accounting Bulletin No. 51, "Accounting for Sales of Stock by a Subsidiary", based upon the 25% of ISN's net book value exchanged for 75% of Styleclick.com's fair value, determined based upon the fair value of Styleclick.com common stock received in the merger. The Styleclick transaction has been accounted for under the purchase method of accounting. The purchase price has been allocated to the assets acquired and liabilities assumed based on their respective fair values at the date of purchase. The unallocated excess of acquisition costs over net assets acquired of $170.2 million has been allocated to goodwill, which originally was being amortized over 3 years.

         In March 2001, Styleclick announced a new company organization designed to advance its offering of scaleable commerce services. The announcement included Styleclick's acquisition of the MVP.com technology platform. Also in March 2001, the Styleclick Board elected two executives of ECS to top management positions at Styleclick, and certain senior executives of Styleclick left the Company. As of December 31, 2000, as a result of the historical and anticipated operating losses of Styleclick, and the continuing evaluation of the operations and technology, Styleclick determined the goodwill recorded in conjunction with the Styleclick Merger was impaired and recorded a write-down of $145.6 million as goodwill amortization in fiscal 2000. In 2001, Styleclick began to focus on e-commerce services and technology while eliminating its online retail business. During this transition, Styleclick continued to incur significant net losses from operations that raise substantial doubt about Styleclick's ability to continue as a going concern. Styleclick is considering its options with respect to the situation. As of December 31, 2001, Styleclick has net liabilities of $2.1 million.

PRC TRANSACTION

         On April 5, 2000, USAi acquired PRC in a tax-free merger by issuing approximately 24.3 million shares of USAi common stock for all of the outstanding stock of PRC for a total value of approximately $711.7 million (the "PRC Transaction"). In connection with the acquisition, the Company repaid approximately $32.3 million of outstanding borrowings under PRC's existing revolving credit facility. The PRC Transaction has been accounted for under the purchase method of accounting. The purchase price has been allocated to the assets acquired and liabilities assumed based on their respective fair values at the date of purchase. The unallocated excess of acquisition costs over net assets acquired of $658.0 million has been allocated to goodwill, which is being amortized over 20 years.

      As noted above, although it has not completed its assessment, the Company anticipates a write-off of $250 million to $300 million primarily related to the PRC goodwill. Although PRC is expected to generate positive cash flows in the future, due to cash flow discounting techniques to estimate fair value required by the new rules, the future cash flows may not support current carrying values.

OCTOBER FILMS/PFE TRANSACTION

         On May 28, 1999, the Company acquired October Films, Inc. ("October Films"), in which Universal owned a majority interest, and the domestic film distribution and development business of Universal previously operated by Polygram Filmed Entertainment, Inc. ("PFE") (the "October Films/PFE Transaction"). In connection with the acquisition of October Films, Inc., as of May 28, 1999, the Company issued 600,000 shares of Common Stock to Universal and paid cash consideration of approximately $12.0 million to October Films shareholders (other than Universal) for total consideration of $23.6 million. To fund the cash consideration portion of the transaction, Universal purchased from USA 600,000 additional shares of Common Stock at $20.00 per share. In addition, the Company assumed $83.2 million of outstanding debt under October Films' credit agreement which was repaid from cash on hand on August 20, 1999.

         Also on May 28, 1999, USAi acquired from Universal the domestic film distribution and development business previously operated by PFE and PFE's domestic video and specialty video businesses. In connection with the transaction, USAi agreed to assume certain liabilities related to the PFE businesses acquired. In addition, USA advanced $200.0 million to Universal pursuant to an eight year, full recourse, interest-bearing note in connection with a distribution agreement pursuant to which USAi will distribute, in the U.S. and Canada, certain Polygram theatrical films which were not acquired in the transaction. The advance is repaid as revenues are received under the distribution agreement and, in any event, will be repaid in full at maturity. Through December 31, 2001, approximately $180.1 million had been offset against the advance and $19.4 million of interest had accrued.

         The October Films/PFE Transaction has been accounted for under the purchase method of accounting. The purchase price has been allocated to the assets acquired and liabilities assumed based on their respective fair values at the date of purchase. The unallocated excess of acquisition costs over net assets acquired of $184.5 million has been allocated to goodwill, which is being amortized over 20 years.

HOTEL RESERVATIONS NETWORK TRANSACTION

         On May 10, 1999, the Company completed its acquisition of substantially all of the assets and the assumption of substantially all of the liabilities of two entities which operate Hotel Reservations Network, a leading consolidator of hotel rooms for resale in the consumer market in the United States (the "Hotel Reservations Network Transaction"). The assets acquired and liabilities assumed comprise Hotel Reservations Network, Inc. ("HRN"). The total purchase price was $405.8 million, resulting in goodwill of approximately $406.3 million which is being amortized over a ten year life.

         On March 1, 2000, HRN completed an initial public offering for approximately 6.2 million shares of its class A common stock, resulting in net cash proceeds of approximately $90.0 million. At the completion of the offering, USA owned approximately 70.6% of the outstanding shares of HRN. USA recorded a gain related to the initial public offering of approximately $3.7 million in the year ended December 31, 2000 in accordance with Staff Accounting Bulletin No. 51, "Accounting for Sales of Stock by a Subsidiary."

BUSINESS ACQUISITION PRO FORMA RESULTS

         The following unaudited pro forma condensed consolidated financial information for the years ended December 31, 2001 and 2000, is presented to show the results of the Company, as if the Styleclick Transaction and the PRC Transaction, as well as the merger of Ticketmaster and Ticketmaster Online Citysearch had occurred at the beginning of the periods presented. The pro forma results include certain adjustments, including increased amortization related to goodwill and other intangibles and an increase in interest expense, and are not necessarily indicative of what the results would have been had the transactions actually occurred on the aforementioned dates. Note that the amounts exclude USAB, which is presented as a discontinued operation for 2000 (see Note 22).


                                                                                  2001             2000
                                                                                  ----             ----
                                                                                 YEARS ENDED DECEMBER 31,
                                                                                 ------------------------
                                                                             (IN THOUSANDS, EXCEPT PER SHARE
                                                                                          DATA)

Net revenues..............................................................        $5,284,807       $4,667,690
Loss  from continuing operations..........................................         (126,588)        (131,170)
Basic and diluted loss per common share, continuing operations............            $(.34)           $(.36)
                                                                             ---------------------------------




         The following unaudited pro forma condensed consolidated financial information for the year ended December 31, 1999, is presented to show the results of the Company as if the Styleclick Transaction, the PRC Transaction, the Hotel Reservations Network Transaction and the October Films/ PFE Transaction had occurred at the beginning of the period presented. The pro forma results include certain adjustments, including increased amortization related to goodwill and other intangibles and changes in film costs amortization, and are not necessarily indicative of what the results would have been had the transactions actually occurred on the aforementioned dates. Note that the amounts exclude USAB, which is presented as a discontinued operation (see
Note 22).


                                                                    YEAR ENDED DECEMBER 31, 1999
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)

Net revenues ..........................................                     $ 3,648,827
Loss from continuing operations ......................                          (20,515)
Basic and diluted loss per common share, continuing
  operations ..........................................                     $      (.06)
                                                                            -----------



NOTE 4 -- INTANGIBLE ASSETS

         Intangible assets are amortized using the straight-line method and include the following:

                                                                                  2001             2000
                                                                                  ----             ----
                                                                                       DECEMBER 31,
                                                                                      --------------
                                                                                      (IN THOUSANDS)

Intangible Assets, net:
Goodwill..................................................................      $7,015,952       $7,181,196
Other.....................................................................         220,331          280,666
                                                                                ---------------------------
                                                                                  $7,236,283     $7,461,862
                                                                                ---------------------------

NOTE 5 -- LONG-TERM OBLIGATIONS



                                                                                       2001         2000
                                                                                       ----         ----
                                                                                          DECEMBER 31,
                                                                                        --------------
                                                                                         (IN THOUSANDS)


Unsecured Senior Credit Facility ("New Facility"); with a $40,000,000 sub-limit for letters of credit, entered into February 12, 1998, which matures on
  December 31, 2002. At the Company's option, the interest rate on borrowings is tied to the London Interbank Offered Rate ("LIBOR") or the Alternate Base Rate
  ("ABR"), plus an applicable margin. Interest rate at December 31, 2001 was
  2.9% ..........................................................................    $   --       $    --
$500,000,000 6 3/4% Senior Notes (the "Senior Notes") due November 15, 2005; ....     498,515      498,213
  interest payable May 15 and November 15 commencing May 15, 1999. Interest rate at December 31, 2001 was 6.75%
Unsecured $37,782,000 7% Convertible Subordinated Debentures ("Savoy Debentures")      36,118       35,163
  due July 1, 2003 convertible into USAi Common Stock at a conversion price of
  $33.22 per share
Other long-term obligations maturing through 2007 ...............................      44,050       44,582
                                                                                    ----------------------
Total long-term obligations .....................................................     578,683      577,958
Less current maturities .........................................................     (34,016)     (25,457)
                                                                                    ----------------------
Long-term obligations, net of current maturities ................................   $ 544,667    $ 552,501
                                                                                    ----------------------



         On February 12, 1998, USA and USANi LLC, as borrower, entered into a $1.6 billion credit facility. The credit facility was used to finance the acquisition on February 12, 1998 of USA Networks and the domestic television production and distribution businesses of Universal Studios from Universal and to refinance USA's then-existing $275.0 million revolving credit facility. The credit facility consists of (1) a $600.0 million revolving credit facility with a $40.0 million sub-limit for letters of credit, (2) a $750.0 million Tranche A Term Loan and, (3) a $250.0 million Tranche B Term Loan. The Tranche A Term Loan and the Tranche B Term Loan have been permanently repaid as described below.

         The existing credit facility is guaranteed by certain of USA's subsidiaries. The interest rate on borrowings under the existing credit facility is tied to an alternate base rate or the London InterBank Rate, in each case, plus an applicable margin, and $595.4 million was available for borrowing as of December 31, 2001 after taking into account outstanding letters of credit. The credit facility includes covenants requiring, among other things, maintenance of specific operating and financial ratios and places restrictions on payment of certain dividends, incurrence of indebtedness and investments. The Company pays a commitment fee of .1875% on the unused portion of the credit facility. Note that with the closing of the Vivendi Transaction, the Company expects that the existing credit facility will expire.

         The Savoy Debentures are redeemable at the option of the Company at varying percentages of the principal amount each year, ranging from 105.25% to 100.75%, plus applicable interest. In connection with the Savoy Merger, USA became a joint and several obligor with respect to the Savoy Debentures.

         Aggregate contractual maturities of long-term obligations are as follows:

YEARS ENDING DECEMBER 31,                                                                   (IN THOUSANDS)

2002................................................................................                  $34,016
2003................................................................................                   37,736
2004................................................................................                    1,073
2005................................................................................                  493,529
2006................................................................................                      921
Thereafter..........................................................................                   11,408
                                                                                       -----------------------
                                                                                                     $578,683
                                                                                       -----------------------



NOTE 6 --INCOME TAXES

         A reconciliation of total income tax expense to the amounts computed by applying the statutory federal income tax rate to earnings from continuing operations before income taxes and minority interest is shown as follows:

                                                                          2001          2000         1999
                                                                          ----          ----         ----
                                                                             YEARS ENDED DECEMBER 31,
                                                                                  (IN THOUSANDS)

Income tax expense at the federal statutory rate
of 35%..............................................................        $46,607       $24,992    $110,902
Amortization of goodwill and other intangibles......................         84,818        81,797      21,448
TMCS and foreign losses not consolidated into group.................         12,975        84,838      43,912
State income taxes, net of effect of federal tax benefit............         11,796        11,205      11,941
Increase (decrease) in valuation allowance for deferred tax assets..             --        10,219          --
Impact of minority interest.........................................        (69,786)      (96,485)    (85,419)
Barter media time...................................................         17,743            --          --
Other, net..........................................................          4,724        (3,697)        266
                                                                      ----------------------------------------
Income tax expense..................................................       $108,877      $112,869    $103,050
                                                                      ----------------------------------------


        The components of income tax expense (benefit) are as follows:

                                                                          2001          2000         1999
                                                                          ----          ----         ----
                                                                             YEARS ENDED DECEMBER 31,
                                                                                  (IN THOUSANDS)

Current income tax expense:
  Federal...........................................................        $69,853       $43,864     $72,342
  State.............................................................         13,874         8,846      18,993
  Foreign...........................................................          2,310         9,553       2,257
                                                                      ----------------------------------------
Current income tax expense..........................................         86,037        62,263      93,592
Deferred income tax expense:
  Federal...........................................................         17,583        42,213       7,238
  State.............................................................          4,274         8,393       1,888
  Foreign...........................................................            983            --         332
                                                                      ----------------------------------------
  Deferred income tax expense.......................................         22,840        50,606       9,458
                                                                      ----------------------------------------
  Total income tax expense..........................................       $108,877      $112,869    $103,050
                                                                      ----------------------------------------

         The tax effects of cumulative temporary differences that give rise to significant portions of the deferred tax assets and liabilities at December 31, 2001 and 2000 are presented below. The valuation allowance represents items for which it is more likely than not that the tax benefit will not be realized.

                                                                     2001         2000
                                                                     ----         ----
                                                                        DECEMBER 31,
                                                                     -----------------
                                                                       (IN THOUSANDS)

Current deferred tax assets (liabilities):
  Inventory costing ............................................   $  14,781    $  17,269
  Provision for accrued expenses ...............................      14,954        9,750
  Investments in affiliates ....................................        --          3,932
  Deferred revenue .............................................     (48,933)     (36,919)
  Film amortization ............................................      31,290       23,280
  Other ........................................................      64,429       43,549
                                                                   ----------------------
  Total current deferred tax assets ............................      76,521       60,861
  Less valuation allowance .....................................     (16,886)     (16,886)
                                                                   ----------------------
  Net current deferred tax assets ..............................   $  59,635    $  43,975
                                                                   ----------------------
Non-current deferred tax assets (liabilities):
  Broadcast and cable fee contracts ............................   $   1,693    $   1,693
  Depreciation for tax in excess of financial statements .......      (3,362)     (10,118)
  Amortization of FCC licenses and broadcast related intangibles        (478)        (478)
  Amortization of tax deductible goodwill ......................    (101,072)     (67,108)
  Programming costs ............................................      23,860       37,833
  Investment in subsidiaries ...................................      27,165       15,866
  Gain on sale of subsidiary stock .............................    (215,001)     (46,415)
  Net federal operating loss carryforward ......................      99,432       40,350
  Deferred revenue .............................................      (9,112)      (8,955)
  Warrant Amortization .........................................     (10,835)        --
  Other ........................................................     (24,309)     (16,545)
                                                                   ----------------------
  Total non-current deferred tax liabilities: ..................    (212,019)     (53,877)
                                                                   ----------------------
  Less valuation allowance .....................................    (100,468)     (44,501)
                                                                   ----------------------
  Net non-current deferred tax liabilities .....................   $(312,487)   $ (98,378)
                                                                   ----------------------
Total deferred tax liabilities .................................   $(252,852)   $ (54,403)
                                                                   ----------------------


         The Company recognized income tax deductions related to the issuance of common stock pursuant to the exercise of stock options for which no compensation expense was recorded for accounting purposes. The related income tax benefits of $38.4 million, $27.0 million, and $42.4 million for the years ended December 31, 2001, 2000 and 1999, respectively, were recorded as increases to additional paid-in capital.

         At December 31, 2001 and 2000, the Company has net operating loss carryforwards ("NOL") for federal income tax purposes of $275.7 and $139.5 million, respectively, which are available to offset future federal taxable income, if any, through 2020. Such NOL's were acquired through acquisitions or are losses of consolidated subsidiaries in separate tax groups, which are subject to certain tax loss limitations. Accordingly, the Company has established a valuation allowance for these losses that are substantially limited. Amounts recognized, if any, of these tax benefits in future periods will be applied as a reduction of goodwill associated with the acquisition.

         The Company has Federal income tax returns under examination by the Internal Revenue Service. The Company has received proposed adjustments related to certain examinations. Management believes that the resolution of the proposed adjustments will not have a material adverse effect on the Company's consolidated financial statements.

NOTE 7 -- COMMITMENTS AND CONTINGENCIES

         The Company leases satellite transponders, computers, warehouse and office space, as well as broadcast and production facilities, equipment and services used in connection with its operations under various operating leases and contracts, many of which contain escalation clauses.

         Future minimum payments under non-cancelable agreements are as follows:

YEARS ENDING DECEMBER 31,                                                                  (IN THOUSANDS)

2002................................................................................                  $65,008
2003................................................................................                   40,069
2004................................................................................                   34,198
2005................................................................................                   22,523
2006................................................................................                   16,611
Thereafter..........................................................................                  110,970
                                                                                       -----------------------
                                                                                                     $289,379
                                                                                       -----------------------


         Expenses charged to operations under these agreements were $89.8 million, $80.0 million and $61.6 million for the years ended December 31, 2001, 2000 and 1999, respectively.

         HRN has non-cancelable commitments for hotel rooms totaling $23.1 million, which relate to the period January 1, 2002 to December 31, 2002. HRN also has, as of December 31, 2001, $6.7 million of outstanding letters of credit that expire between March 2002 and March 2003. The outstanding letters of credit are collateralized by $7.6 million of restricted cash equivalents at December 31, 2001.

         Unrecorded commitments for program rights consist of programs for which the license period has not yet begun or the program is not yet available to air. As of December 31, 2001, the unrecorded commitments amounted to $968.0 million. Annual commitments are $153.8 million in 2002, $173.5 million in 2003, $189.1 million in 2004, $155.0 million in 2005, $112.4 million in 2006 and $184.2 million in 2007 and thereafter.

         The Company is required to provide funding, from time to time, for the operations of its investments in joint ventures accounted for under the equity method. To date, HSN has funded $125.3 million to Hot Networks, a company operating electronic retailing operations in Europe in which the Company holds an equity stake.

NOTE 8 --INVENTORIES


                                              CURRENT      NONCURRENT       CURRENT      NONCURRENT
                                              -------      ----------       -------      ----------
                                                 DECEMBER 31, 2001             DECEMBER 31, 2000
                                                 -----------------             -----------------
                                                                 (IN THOUSANDS)

Film costs:
  Released, net of amortization ..........       $  --      $229,129         $   --   $227,635
  In process and unreleased ..............          --        57,483             --     79,460
Programming costs, net of amortization....       $209,798    248,943         $172,499  178,846
Sales merchandise, net ...................        197,145       --            230,343     --
Other ....................................          1,363       --              1,626     --
                                            --------------------------------------------------
Total ....................................       $408,306   $535,555         $404,468 $485,941
                                            --------------------------------------------------

         The Company estimates that approximately 90% of unamortized film costs at December 31, 2001 will be amortized within the next three years.

NOTE 9 -- STOCKHOLDERS' EQUITY

         On January 20, 2000, the Board of Directors declared a two-for-one stock split of USA's common stock and Class B common stock, payable in the form of a dividend to stockholders of record as of the close of business on February 10, 2000. The 100% stock dividend was paid on February 24, 2000. All share data give effect to such stock split, applied retroactively as if the split occurred on January 1, 1999.

DESCRIPTION OF COMMON STOCK AND CLASS B CONVERTIBLE COMMON STOCK

         Holders of USA Common Stock have the right to elect 25% of the entire Board of Directors, rounded upward to the nearest whole number of directors. As to the election of the remaining directors, the holders of USA Class B Common Stock are entitled to 10 votes for each USA Class B Common Stock share, and the holders of the USA Common Stock are entitled to one vote per share. There are no cumulative voting rights.

         The holders of both classes of the Company's common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available for the payment of dividends. The Company's existing credit facility places restrictions on payment of certain dividends. In the event of the liquidation, dissolution or winding up of the Company, the holders of both classes of common stock are entitled to share ratably in all assets of the Company remaining after provision for payment of liabilities. USA Class B Common Stock is convertible at the option of the holder into USA Common Stock on a share-for-share basis. Upon conversion, the USA Class B Common Stock will be retired and not subject to reissue.

NOTE RECEIVABLE FROM KEY EXECUTIVE FOR COMMON STOCK ISSUANCE

         In connection with Mr. Diller's employment in August 1995, the Company agreed to sell Mr. Diller 1,767,952 shares of USA Common Stock ("Diller Shares") at $5.6565 per share for cash and a non-recourse promissory note in the amount of $5.0 million, secured by approximately 1,060,000 shares of USA Common Stock. The promissory note is due on the earlier of (i) the termination of Mr. Diller's employment, or (ii) September 5, 2007.

STOCKHOLDERS' AGREEMENT

         Mr. Diller, Chairman of the Board and Chief Executive Officer of the Company, through BDTV, INC., BDTV II, INC., BDTV III, INC., BDTV IV, INC., his own holdings and pursuant to the Stockholders Agreement with Universal, Liberty, the Company and Vivendi (the "Stockholders Agreement"), has the right to vote approximately 14.4% (45,291,540 shares) of USA's outstanding common stock, and 100% (63,033,452 shares) of USA's outstanding Class B Common Stock. Each share of Class B Common Stock is entitled to ten votes per share with respect to matters on which Common and Class B stockholders vote as a single class. As a result, Mr. Diller controls 71.5% of the outstanding total voting power of the Company. Mr. Diller, subject to the Stockholders Agreement, is effectively able to control the outcome of nearly all matters submitted to a vote of the Company's stockholders. Liberty HSN holds substantially all of the economic interest in, and Mr. Diller holds all of the voting power in, the shares of USAi stock held by the BDTV entities listed above.

RESERVED COMMON SHARES

         In connection with option plans, convertible debt securities, pending acquisitions and other matters 533,792,416 shares of Common Stock were reserved. After the closing of the Expedia and Vivendi Transactions, 339,940,844 shares of Common Stock will be reserved, which includes 7,079,726 shares of USANi LLC which will be exchanged for USA common shares by Liberty in relation to the Vivendi Transaction, 59,457,479 shares issuable in relation to preferred stock and warrants issued in the Expedia transaction, and 60,467,735 shares issuable in relation to warrants to be issued to Vivendi in the pending Vivendi Transaction. 320,856,512 of USANi LLC shares that are currently exchangeable into Common Stock reserved will be retired in the Vivendi Transaction.

STOCK-BASED WARRANTS

         In January 2000, HRN entered into an exclusive affiliate distribution and marketing agreement and issued a performance warrant upon the completion of the public offering, which, if fully vested, would have permitted the affiliate to acquire 2,447,955 shares of class A common stock at the initial public offering price of $16.00. On March 3, 2001, HRN restructured the affiliate distribution and marketing agreement whereby the term of the agreement was extended through July 2005 in exchange for waiver of all performance vesting requirements and all exercise restrictions on 60% of the performance warrants (1,468,773 shares) originally issued to such affiliate. The remaining 40% of the performance warrant (979,182 shares) will become vested based upon achieving certain performance targets during the term of the agreement. As a result of the restructured agreement, HRN deferred additional warrant cost of $26.3 million related to the 1,468,773 shares. HRN amortized $5.0 million of such costs during the twelve months ended December 31, 2001. The remainder will be amortized over the amended term of the agreement.
During the years 2001 and 2000, 15.6% and 9.1%, respectively, of the HRN's sales originitated from customers of the affiliate. HRN expects the proportion of sales generated through the affiliate to stabilize or decline during the remaining term of the agreement.

         The fair value of the warrants (979,182 shares) with performance features will be measured quarterly, and will be charged to expense as non-cash distribution and marketing expense as they are earned. For the twelve months ended December 31, 2001, HRN recorded an expense of approximately $6.4 million related to the performance warrants earned.

         Additionally, in November 2000 and March 2001, HRN entered into additional affiliate distribution and marketing agreements and agreed to issue warrants based upon the affiliates achieving certain performance targets. If the targets are met in full, HRN will be required to issue warrants to acquire an aggregate of 2.8 million shares of class A common stock at an average price calculated at the end of each performance measurement period. No warrants were required to be issued under these agreements during the years ending December 31, 2001 and 2000.

         In February 2000, HRN entered into other exclusive affiliate distribution and marketing agreements and issued 1,428,365 warrants to purchase class A common stock at the initial public offering price of $16.00. Additionally, in November 2000, HRN entered into another affiliate distribution and marketing agreement and issued 95,358 warrants to purchase class A common stock at an exercise price of $31.46. These 1,523,723 warrants are non-forfeitable, fully vested and exercisable and are not subject to any performance targets. HRN has deferred the cost of $17.7 million for these warrants, and is amortizing the cost over the term of the affiliate agreements, which range from two to five years. During the twelve months ended December 31, 2001 and 2000, HRN amortized $5.0 million and $4.3 million of the warrant costs, respectively.


EXPEDIA TRANSACTION

         As noted in Footnote 1, on February 4, 2002 the Company completed its acquisition of a controlling interest in Expedia. In the merger, USA issued to former holders of Expedia common stock who elected to receive USA securities an aggregate of 20.6 million shares of USA common stock, 13.1 million shares of $50 face value 1.99% cumulative convertible preferred stock of USA and warrants to acquire 14.6 million shares of USA common stock at an exercise price of $35.10. The holders of the USA Series A Cumulative Convertible Preferred Stock are entitled to 2 votes for each share of USA Series A Cumulative Convertible Preferred Stock held on all matters presented to such shareholders. Each share of USA Series A Cumulative Convertible Preferred Stock is convertible, at the option of the holder at any time, into that number of shares of USA common stock equal to the quotient obtained by dividing $50 by the conversion price per share of USA common stock. The initial conversion price is equal to $33.75 per share of USA common stock. The conversion price will be adjusted downward if the share price of USA common stock exceeds $35.10 at the time of conversion. Each USA warrant gives the holder the right to acquire one share of USA common stock at an exercise price of $35.10 through February 4, 2009. The USA cumulative preferred stock trades on OTC under the symbol "USAIP" and the USA warrants trade on Nasdaq under the symbol "USAIW."

VIVENDI TRANSACTION

         As noted in Footnote 1, on December 17, 2001, USA announced it had entered into an agreement with Vivendi pursuant to which USA would contribute USA's Entertainment Group to a joint venture with Vivendi, which joint venture would also hold the film, television and theme park businesses of Universal In relation to the transaction, USA will issue shares of common stock and warrants to acquire shares of USA common stock, and USA will cancel shares of USANi LLC that are exchangeable into shares of USA common stock. Pro forma for the Vivendi Transaction and after giving effect to the exchange of all of Liberty's Holdco shares, Liberty, through companies owned by Liberty and Mr. Diller, would own approximately 10.2% of USA's outstanding common stock and 79.3% of USA's outstanding Class B common stock, Vivendi (through subsidiaries), would own approximately 11.4% of USA's outstanding common stock and 20.7% of USA's outstanding Class B common stock and the public shareholders, including Mr. Diller and other USA officers and directors, will own approximately 78.4% of USA's common stock. Vivendi's ownership, however, will be in the form of 43.2 million shares of USA common stock and 13.4 million shares of Class B common stock (for a total of 56.6 million USA shares), which shares Vivendi is committed to hold to back a portion of the preferred interest that USA will receive in connection with the Vivendi Transaction described below. The preferred is to be settled by Universal at its then face value with a maximum of approximately 56.6 million USA common shares, provided that Universal may substitute cash in lieu of shares of USA common stock (but not USA Class B common stock), at its election. If USA's share price exceeds $40.82 per share at the time of settlement, fewer than 56.6 million shares would be cancelled.

         Pro forma for the Vivendi Transaction and after giving effect to the exchange of all of Liberty's Holdco shares, Mr. Diller will control 69.6% of the outstanding total voting power of USA. Upon closing of the Vivendi Transaction, Vivendi's limited veto rights will be eliminated and Liberty will have limited veto rights will be limited to fundamental changes in the event USA's total debt ratio (as defined in the Amended and Restated Governance Agreement, among USA, Vivendi, Universal, Liberty and Mr. Diller, to become effective at the closing of the Vivendi Transaction) equals or exceeds 4:1 over a twelve-month period.

         Also in connection with the transaction, Liberty will exchange 7,079,726 shares of USANi LLC for shares of USA common stock, and subsequently transfer to Universal 25,000,000 shares of USA common stock, its remaining 38,694,982 shares of USANi LLC, as well as the assets and liabilities of Liberty Programming France (which consist primarily of 4,921,250 shares of multiThematiques S.A., a French entity), in exchange for 37,386,436 Vivendi ordinary shares.

          In addition, USA will issue to Universal ten-year warrants to acquire shares of USA common stock as follows: 24,187,094 shares at $27.50 per share; 24,187,094 shares at $32.50 per share; and 12,093,547 shares at $37.50 per share.

NOTE 10 -- LITIGATION

         In the ordinary course of business, the Company is engaged in various lawsuits, including a certain class action lawsuit initiated in connection with the Vivendi Transaction. In the opinion of management, the ultimate outcome of the various lawsuits should not have a material impact on the liquidity, results of operations or financial condition of the Company.

NOTE 11-- BENEFIT PLANS

         The Company offers various plans pursuant to Section 401(k) of the Internal Revenue Code covering substantially all full-time employees who are not party to collective bargaining agreements. The Company's share of the Match.coming employer contributions is set at the discretion of the Board of Directors or the applicable committee thereof.

NOTE 12-- STOCK OPTION PLANS

         The following describes the stock option plans. Share numbers, prices and earnings per share reflect the Company's two-for-one stock split which became effective for holders of record as of the close of business on February 10, 2000.

         The Company has outstanding options to employees of the Company under several plans (the "Plans") which provide for the grant of options to purchase the Company's common stock at not less than fair market value on the date of the grant. The options under the Plans vest ratably, generally over a range of three to five years from the date of grant and generally expire not more than 10 years from the date of grant. Five of the Plans have options available for future grants.

         The Company also has outstanding options to outside directors under one plan (the "Directors Plan") which provides for the grant of options to purchase the Company's common stock at not less than fair market value on the date of the grant. The options under the Directors Plan vest ratably, generally over three years from the date of grant and expire not more than 10 years from the date of grant. A summary of changes in outstanding options under the stock option plans following the Company's two-for-one stock split, is as follows:


                                                                    Shares     Price     Shares       Price      Shares     Price
                                                                    ------     Range     ------       Range      ------     Range
                                                                               -----                  -----                 -----
                                                                          2001                  2000                   1999
                                                                          ----                  ----                   ----
                                                                                           December 31,
                                                                                           ------------
                                                                                       (Shares in thousands)

Outstanding at beginning of period..............................      88,755     $1-$28      75,955     $1-$37     78,428     $1-37
Granted or issued in connection with mergers....................       7,503    $19-$28      19,526     $4-$28     10,007    $16-28
Exercised.......................................................      (9,116)    $1-$28      (4,277)    $1-$20    (11,155)    $1-13
Cancelled.......................................................      (2,716)    $3-$28      (2,449)    $6-$37     (1,325)    $6-18
                                                                  ------------------------------------------------------------------
Outstanding at end of period....................................      84,426     $1-$28      88,755     $1-$28     75,955     $1-37
                                                                  ------------------------------------------------------------------
Options exercisable.............................................      63,023     $1-$37      56,968     $1-$28     47,987     $1-37
                                                                  ------------------------------------------------------------------
Available for grant.............................................      10,379                 33,628                27,225
                                                                  ------------------------------------------------------------------


         The weighted average exercise prices during the year ended December 31, 2001, were $23.02, $8.88 and $20.47 for options granted, exercised and cancelled, respectively. The weighted average fair value of options granted during the year was $9.69.

         The weighted average exercise prices during the year ended December 31, 2000, were $21.05, $7.92 and $19.93 for options granted, options exercised and options cancelled, respectively. The weighted average fair value of options granted during the year was $8.10.

         The weighted average exercise prices during the year ended December 31, 1999, were $23.77, $6.05 and $11.56 for options granted, exercised and cancelled, respectively. The weighted average fair value of options granted during the year was $9.52.


Range of Exercise Price              Outstanding At          Weighted        Weighted         Exercisable At         Weighted
-----------------------            December 31, 2001          Average         Average        December 31, 2000       Average
                                   -----------------         Remaining       Exercise        -----------------       Exercise
                                                            Contractual        Price                                  Price
                                                               Life            -----                                  -----
                                                               ----
                                                  Options Outstanding                          Options Exercisable
                                                  -------------------                          -------------------
                                     (In thousands)                                           (In thousands)

$0.01 to $5.00....................                18,418               3.9         $4.72                    18,224      $4.72
$5.01 to $10.00...................                32,301               5.0          8.30                    32,137       8.31
$10.01 to $15.00..................                 4,959               6.5         12.43                     3,470      12.40
$15.01 to $20.00..................                 9,613               7.2         18.76                     4,151      18.75
$20.01 to $25.00..................                14,348               8.4         22.75                     2,947      22.42
$25.01 to $27.91..................                 4,787               8.1         27.67                     2,094      27.86
                                   ----------------------                                --------------------------
                                                  84,426               5.7         12.51                    63,023       9.49
                                   ----------------------                                --------------------------


         Pro forma information regarding net income and earnings per share is required by SFAS 123. The information is determined as if the Company had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair market value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 2001, 2000 and 1999: risk-free interest rates of 5.0%; a dividend yield of zero; a volatility factor of .72, ..62, and .44, respectively, based on the expected market price of USAi Common Stock based on historical trends; and a weighted-average expected life of the options of five years.

         The Black-Scholes option valuation model was developed for use in estimating the fair market value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair market value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

         For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:


                                                                        2001            2000         1999
                                                                        ----            ----         ----
                                                                           Years Ended December 31,
                                                                           ------------------------
                                                                     (In thousands, except per share data)
Pro forma net income (loss)....................................        $303,277      $(209,183)   $(68,858)
Pro forma basic earnings (loss)................................           $0.81         $(0.58)      $(.21)
Pro forma diluted earnings (loss)..............................           $0.75         $(0.58)      $(.21)


         These pro forma amounts may not be representative of future disclosures since the estimated fair value of stock options is amortized to expense over the vesting period and additional options may be granted in future years.

NOTE 13 -- STATEMENTS OF CASH FLOWS

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS FOR THE YEAR ENDED DECEMBER 31, 2001:

         For the year ended December 31, 2001, interest accrued on the $200.0 million advance to Universal amounted to $3.9 million.

         For the twelve months ended December 31, 2001, the Company incurred non-cash distribution and marketing expense of $26.4 million and non-cash compensation expense of $12.7 million, including $4.9 million related to an agreement with an executive.

         In 2001 the Company realized pre-tax losses of $30.7 million on equity losses in unconsolidated subsidiaries, resulting primarily from HOT Networks, which operates electronic retailing operations in Europe. In 2001 the Company realized pre-tax losses of $18.7 million related to the write-off of equity investments to fair value. The write-off in equity investments was based upon management's estimate of the current value of the investments, considering the current business environment, financing opportunities of the investees, anticipated business plans and other factors. Note that the majority of investments were in Internet related companies.

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS FOR THE YEAR ENDED DECEMBER 31, 2000:

         As of January 1, 2000, the Company presents the operations of HOT Germany, an electronic retailer operating principally in Germany, on a consolidated basis, whereas its investment in HOT Germany was previously accounted for under the equity method of accounting.

         On January 20, 2000, the Company completed its acquisition of Ingenious Designs, Inc. ("IDI"), by issuing approximately 190,000 shares of USA common stock for all the outstanding stock of IDI, for a total value of approximately $5.0 million.

         On January 31, 2000, TMCS completed its acquisition of 2b Technology, Inc. ("2b"), by issuing approximately 458,005 shares of TMCS Class B Common Stock for all the outstanding stock of 2b, for a total value of approximately $17.1 million.

         On April 5, 2000, USA completed its acquisition of PRC by issuing approximately 24.3 million shares of USAi common stock for all of the outstanding stock of PRC, for a total value of approximately $711.7 million.

         On May 26, 2000, TMCS completed its acquisition of Ticketweb, Inc. ("Ticketweb"), by issuing approximately 1.8 million shares of TMCS Class B Common Stock for all the outstanding stock of Ticketweb, for a total value of approximately $35.3 million.

         For the year ended December 31, 2000, interest accrued on the $200.0 million advance to Universal amounted to $8.7 million.

         For the year ended December 31, 2000, the Company recorded a pre-tax gain of $104.6 million related to the Styleclick transaction, and $3.7 million related to the HRN IPO (see Note 3).

         For the year ended December 31, 2000, the Company incurred non-cash distribution and marketing expense of $11.7 million and non-cash compensation expense of $12.7 million, including $3.8 million related to an agreement with an executive.

         In 2000 the Company realized pre-tax losses of $7.9 million on equity losses in unconsolidated subsidiaries resulting primarily from HOT Networks, which operates electronic retailing operations in Europe. In 2000 the Company also realized pre-tax losses of $46.1 million related to the write-off of equity investments to fair value. The write-off in equity investments was based upon management's estimate of the current value of the investments, considering the current business environment, financing opportunities of the investees, anticipated business plans and other factors. Note that the majority of investments were in Internet related companies.

SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS FOR THE YEAR ENDED DECEMBER 31, 1999:

         On March 29, 1999, TMCS completed its acquisition of City Auction, Inc. ("City Auction"), a person-to-person online auction community, by issuing approximately 800,000 shares of TMCS Class B Common Stock for all the outstanding stock of City Auction, for a total value of $27.2 million.

         On May 28, 1999, in connection with the October Films/PFE Transaction, the Company issued 600,000 shares of Common Stock, with a value of approximately $12.0 million.

         On June 14, 1999, TMCS completed the acquisition of Match.com.com, Inc ("Match.com.com"), an Internet personals company. In connection with the acquisition, TMCS issued approximately 1.9 million shares of TMCS Class B Common Stock to the former owners of Match.com.com representing a total purchase price of approximately $43.3 million.

         On September 13, 1999, TMCS purchased all the outstanding limited liability company units ("Units") of Web Media Ventures, L.L.C., an Internet personals company distributing its services through a network of affiliated Internet sites. In connection with the acquisition, TMCS issued 1.2 million shares of TMCS Class B Common Stock in exchange for all of the Web Media Units. In addition, TMCS is obligated to issue additional contingent shares related to certain revenue targets. The total purchase price recorded at September 13, 1999, without considering the contingent shares, was $36.6 million.

         On September 18, 1999, TMCS acquired certain assets associated with the entertainment city guide portion of the Sidewalk.com web site ("Sidewalk") from Microsoft Corporation ("Microsoft"). The Company also entered into a four year distribution agreement with Microsoft pursuant to which the Company became the exclusive provider of local city guide content on the Microsoft Network ("MSN") and the Company's internet personals Web sites became the premier provider of personals content to MSN. In addition, the Company and Microsoft entered into additional cross-promotional arrangements. TMCS issued Microsoft 7.0 million shares of TMCS Class B Common Stock. The fair value of the consideration provided in exchange for the Sidewalk assets and distribution agreement amounted to $338.0 million.

         For the period May 28 to December 31, 1999, interest accrued on the $200.0 million advance to Universal amounted to $6.7 million.

         In 1999, the Company acquired post-production and other equipment through capital leases totaling $2.5 million.

         In 1999, TMCS issued shares with a value of $10.5 million in exchange for an equity investment.

         In 1999, the Company leased an airplane which was accounted for as a capital lease in the amount of $20.8 million. See Note 14.

         For the year ended December 31, 2000, the Company incurred non-cash compensation expense of $6.6 million.

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:


                                                           2001         2000        1999
                                                           ----         ----        ----
                                                              Years Ended December 31,
                                                              ------------------------
                                                                   (In thousands)
CASH PAID DURING THE PERIOD FOR:
  Interest...........................................       $39,285      $38,946     $51,368
  Income tax payments................................        36,083       22,343      35,556
  Income tax refund.................................          1,053        1,662         632

NOTE 14 -- RELATED PARTY TRANSACTIONS

         As of December 31, 2001, the Company was involved in several agreements with related parties as follows:

         The Company has a secured, non-recourse note receivable of $5.0 million from its Chairman and Chief Executive Officer. See Note 9.

         Universal provides certain support services to the Company under a Transition Services agreement entered into in connection with the Universal Transaction. For these services, which include use of pre-production, production and post-production facilities, information technology services, physical distribution, contract administration, legal services and office space, Universal charged the Company $7.1 million, $8.2 million and $12.5 million for the years ended December 31, 2001, 2000 and 1999, respectively, of which $5.7 million, $4.7 million and $8.0 million was capitalized to production costs, respectively.

         Universal and the Company entered into an International Television Distribution Agreement under which the Company pays to Universal a distribution fee of 10% on all programming owned or controlled by the Company distributed outside of the United States. For the years ended December 31, 2001, 2000 and 1999, the fee totaled $13.6 million, $14.0 million and $9.0 million, respectively.

         In addition, the Company and Universal entered into a Domestic Television Distribution Agreement under which the Company distributes in the United States certain of Universal's television programming. For the years ended December 31, 2001, 2000 and 1999, Universal paid the Company $4.1 million, $1.5 million and $1.5 million, respectively.

         Under the USANi LLC Operating Agreement, USANi LLC is obligated to make a distribution to each of the LLC members in an amount equal to each member's share of USANi LLC's taxable income at a specified tax rate. The estimated amount for 2001 is $153.5 million and is expected to be paid on February 28, 2002. In March 2000, the Company made a mandatory tax distribution payment to Universal and Liberty in the amount of $68.1 million related to the year ended December 31, 1999. The amount for the year ended December 31, 1998 was $28.8 million and it was paid in March 1999.

         Pursuant to the October Films/PFE Transaction, the company entered into a series of agreements on behalf of its filmed entertainment division ("Films") with entities owned by Universal, to provide distribution services, video fulfillment and other interim and transitional services. These agreements are described below.

         Under a distribution agreement covering approximately fifty films owned by Universal, Films earns a distribution fee and remits the balance of revenues to a Universal entity. For the twelve month periods ending December 31, 2001 and 2000, Films earned distribution fees of approximately $5.7 million and $10.7 million, respectively, from the distribution of these films. Films is responsible for collecting the full amount of the sale and remitting the net amount after its fee to Universal, except for amounts applied against the Universal Advance (see Note 3).

         In addition, Films acquired home video distribution rights to a number of "specialty video" properties. Universal holds a profit participation in certain of these titles. No amounts were earned by Universal under this agreement to date.

         Films is party to a "Videogram Fulfillment Agreement" with a Universal entity pursuant to which such entity provides certain fulfillment services for the United States and Canadian home video markets. In the period ending December 31, 2001 and 2000, Films incurred fees to Universal of approximately $5.6 million and $3.5 million, respectively, for such services.

         Films has entered into other agreements with Universal pursuant to which Universal administers certain music publishing rights controlled by Films and has licensed to Universal certain foreign territorial distribution rights in specified films from which it received $0.0 million and $5.8 million in revenue during the period ending December 31, 2001 and 2000, respectively.

         In connection with the settlement of its interest in an international joint venture, the Company received $24.0 million from Universal during 2001.

NOTE 15 -- QUARTERLY RESULTS (UNAUDITED)


                                                                Quarter        Quarter        Quarter       Quarter
                                                                 Ended          Ended          Ended         Ended
                                                              December 31,  September 30,    June 30,      March 31,
                                                              ------------  -------------    --------      ---------
                                                                            (In thousands, except per share data)
YEAR ENDED DECEMBER 31, 2001
Net revenues ..............................................   $ 1,346,475    $ 1,255,818    $ 1,369,711    $ 1,312,803
Operating profit ..........................................        46,116         37,722         76,780         73,207
Loss from continuing operations (a) .......................       (56,948)       (40,443)       (10,278)       (17,383)
Earnings (loss) before cumulative effect of accounting ....       (56,948)       427,575         39,551        (17,383)
  change (a) (b)
Net earnings (loss) (a) (b) (c) ...........................       (56,948)       427,575         39,551        (26,570)
EARNINGS PER SHARE - CONTINUING OPERATIONS

Basic and diluted loss per common share (d) ...............          (.15)          (.11)          (.03)          (.05)
EARNINGS PER SHARE - BEFORE CUMULATIVE EFFECT OF ACCOUNTING
  CHANGE

Basic earnings (loss) per common share (d) ................          (.15)          1.14            .11           (.05)
Diluted net earnings (loss) per common share (d) ..........          (.15)           .59            .09           (.05)
EARNINGS PER SHARE

Basic net earnings (loss) per common share (d) ............          (.15)          1.14            .11           (.07)
Diluted net earnings (loss) per common share (d) ..........          (.15)           .59            .09           (.07)

YEAR ENDED DECEMBER 31, 2000

Net revenues ..............................................   $ 1,313,216    $ 1,107,270    $ 1,134,328    $ 1,041,338
Operating profit ..........................................      (105,801)        22,027         58,083         82,017
Loss from continuing operations (e) (f) ...................       (62,297)        (6,688)       (12,503)        (7,100)
Net loss (e) (f) (g) ......................................       (80,285)       (21,063)       (27,738)       (18,897)
EARNINGS PER SHARE - CONTINUING OPERATIONS
Basic and diluted loss per common share (d) (h) ...........          (.17)          (.02)          (.04)          (.02)
EARNINGS PER SHARE
Basic and diluted net loss per common share (d) (h) .......          (.22)          (.06)          (.08)          (.06)

-----------

(a) The Company recorded losses of $11.6 million, $6.7 million and $0.4 million during the fourth, third and second quarters of 2001, respectively, related to the write-down of equity investments to fair value. The Company recorded losses of $15.6 million and $30.5 million during the fourth and third quarters of 2000, respectively, related to the write-down of equity investments to fair value.

(b) During the third and second quarters of 2001, the Company recorded pre-tax gains of $468.0 million and $49.8 million, respectively, related to the sale of the USAB stations.

(c) During the first quarter of 2001, the Company adopted Statement of Position 00-2, "Accounting By Producers or Distributors of Films." The Company recorded expense of $9.2 million related to the cumulative effect of adoption.

(d) Per common share amounts for the quarters may not add to the annual amount because of differences in the average common shares outstanding during each period.

(e) The quarterly results include the operations of Styleclick.com since its acquisition on July 27, 2000, and PRC since its acquisition on April 5, 2000. During the third quarter of 2000, the Company recorded a pre-tax gain of $104.6 million related to the Styleclick Transaction. During the fourth quarter of 2000, the Company recorded a pre-tax charge of $145.6 million related to the impairment of Styleclick goodwill.

(f) During the first quarter of 2000, the Company recorded a pre-tax gain of $3.7 million related to the initial public offering of HRN.

(g) USAB is presented as a discontinued operation for 2000. For the fourth, third, second and first quarters of 2000, the after tax results of USAB were $18.0 million, $14.4 million, $15.2 million and $11.8 million, respectively.

(h) Earnings (loss) per common share data and shares outstanding retroactively reflect the impact of the two-for-one stock split of USA's common stock and Class B common stock paid on February 24, 2000. All share numbers give effect to such stock split.


NOTE 16 -- INDUSTRY SEGMENTS

         USA Networks, Inc. ("USA") (Nasdaq: USAI) is organized into two groups, the Interactive Group and the Entertainment Group. The USA Interactive Group consists of Home Shopping Network (including HSN International and HSN.com); Ticketmaster (Nasdaq: TMCS), which operates Ticketmaster, Ticketmaster.com, Citysearch and Match.com; Hotel Reservations Network (Nasdaq: ROOM); Electronic Commerce Solutions; Styleclick (OTC: IBUY); and Precision Response Corporation. The USA Entertainment Group consists of USA Cable, including USA Network and Sci Fi Channel and Emerging Networks TRIO, Newsworld International and Crime; Studios USA, which produces and distributes television programming; and USA Films, which produces and distributes films.

         Adjusted earnings before interest, income taxes, depreciation and amortization ("Adjusted EBITDA") is defined as operating profit plus (1) depreciation and amortization, (2) amortization of cable distribution fees of $44.0 million, $36.3 million and $26.7 million in fiscal years 2001, 2000 and 1999, respectively (3) amortization of non-cash distribution and marketing expense and (4) disengagement expenses (described below) of $4.1 million in 2001. Adjusted EBITDA is presented here as a tool and as a valuation methodology used by management in evaluating the business. Adjusted EBITDA does not purport to represent cash provided by operating activities. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles. Adjusted EBITDA may not be comparable to calculations of similarly titled measures presented by other companies.

         The following is a reconciliation of Operating Income to Adjusted EBITDA for 2001, 2000 and 1999.


                                                             Twelve Months Ended
                                                                 December 31,
                                                          ----------------------------
                                                          2001       2000      1999
                                                          ----       ----      ----
  Operating income ..................................   $233,825   $ 56,326   $269,914
  Depreciation and amortization .....................    572,765    693,642    324,506
  Amortization of cable distribution fees ...........     43,975     36,322     26,680
  Amortization of non-cash distribution and marketing     26,384     11,665         --
  Amortization of non cash compensation expense .....     12,712     12,740      6,645
  Disengagement expenses ............................      4,052         --         --
                                                        ------------------------------
Adjusted EBITDA .....................................   $893,713   $810,695   $627,745
                                                        ------------------------------


                                             2001             2000            1999
                                             ----             ----            ----
                                                   Years Ended December 31,
                                                   ------------------------
                                                        (In Thousands)
REVENUES
Cable and studios ......................   $ 1,633,130    $ 1,525,124    $ 1,304,683
HSN  - U.S. (a) ........................     1,658,904      1,533,271      1,332,911
Ticketing ..............................       579,679        518,565        442,742
Hotel Reservations Network .............       536,497        327,977        124,113
Precision Response .....................       298,678        212,471             --
Match.com.com ..........................        49,249         29,122          9,000
Citysearch and related .................        46,108         50,888         27,329
Electronic Commerce Solutions/Styleclick        34,229         46,603         49,202
HSN - International and other (b) ......       272,569        245,715          8,917
USA Films ..............................       167,038         86,084         64,766
Trio, NWI, Crime, other emerging media .        24,086         20,332          1,188
Other ..................................            --             --          6,894
Intersegment Elimination ...............       (15,360)            --             --
                                           -----------------------------------------
     TOTAL .............................   $ 5,284,807    $ 4,596,152    $ 3,371,745
                                           -----------------------------------------

OPERATING PROFIT
Cable and studios ......................   $   486,667    $   435,116    $   320,878
HSN  - U.S. (a), (c) ...................       103,866        130,442        137,670
Ticketing ..............................        25,351         25,453         32,503
Hotel Reservations Network .............        15,811          9,166          5,654
Precision Response .....................       (40,857)        (7,282)            --
Match.com.com ..........................        (3,004)       (12,484)        (7,451)
Citysearch and related .................      (171,351)      (207,004)      (119,521)
Electronic Commerce Solutions/Styleclick       (73,145)      (240,085)       (51,701)
HSN - International and other (b) ......       (34,907)         4,641         (4,517)
USA Films ..............................        (7,979)       (15,800)           868
Trio, NWI, Crime, other emerging media .       (20,133)       (13,244)        (2,989)
Corporate & other ......................       (46,494)       (52,593)       (41,480)
                                           -----------------------------------------
     TOTAL .............................   $   233,825    $    56,326    $   269,914
                                           -----------------------------------------


ADJUSTED EBITDA
Cable and studios ......................................................   $    613,587    $    547,684    $    434,084
HSN - U.S. (a) .........................................................        230,280         236,752         214,893
Ticketing ..............................................................        106,248          99,375          93,432
Hotel Reservations Network .............................................         81,449          52,641          18,891
Precision Response .....................................................         26,044          35,165              --
Match.com.com ..........................................................         16,512           6,241            (400)
Citysearch and related .................................................        (44,417)        (66,356)        (60,444)
Electronic Commerce Solutions/Styleclick ...............................        (58,364)        (60,227)        (41,652)
HSN - International and other (b) ......................................        (25,306)         10,740          (4,505)
USA Films ..............................................................          1,973          (6,592)          6,497
Trio, NWI, Crime, other emerging media .................................        (11,467)         (7,120)         (2,989)
Intersegment Elimination ...............................................         (8,307)             --              --
Corporate & other ......................................................        (34,519)        (37,608)        (30,062)
                                                                           --------------------------------------------
     TOTAL .............................................................   $    893,713    $    810,695    $    627,745
                                                                           --------------------------------------------

ASSETS
Cable and studios ......................................................   $  4,847,480    $  4,818,352    $  4,821,905
HSN - U.S. .............................................................      1,704,335       1,729,266       1,601,470
Ticketing ..............................................................      1,109,661       1,089,965       1,004,277
Hotel Reservations Network .............................................        643,835         555,613         202,666
Precision Response .....................................................        850,485         795,531              --
Match.com.com ..........................................................         83,032          73,293          77,316
Citysearch and related .................................................        209,212         364,631         573,632
Electronic Commerce Solutions/Styleclick ...............................         33,111          61,025          28,623
HSN - International and other ..........................................        212,549         133,654          37,840
USA Films ..............................................................        229,876         252,899         214,582
Trio, NWI, Crime, other emerging media .................................         96,619         113,134             200
Corporate & other ......................................................      1,682,857         486,507         670,716
                                                                           --------------------------------------------
     TOTAL .............................................................   $ 11,703,052    $ 10,473,870    $  9,233,227
                                                                           --------------------------------------------

DEPRECIATION AND AMORTIZATION OF INTANGIBLES AND CABLE DISTRIBUTION FEES
Cable and studios ......................................................   $    122,008    $    112,568    $    113,034
HSN - U.S. .............................................................        122,115         106,059          83,796
Ticketing ..............................................................         80,897          73,922          60,846
Hotel Reservations Network .............................................         48,662          39,215          13,237
Precision Response .....................................................         66,901          42,447              --
Match.com.com ..........................................................         19,516          18,725           7,051
Citysearch and related .................................................        106,700         130,207          59,077
Electronic Commerce Solutions/Styleclick ...............................         14,589         179,854           3,251
HSN - International and other ..........................................          9,601           6,099              12
USA Films ..............................................................          9,952           9,208           5,629
Trio, NWI, Crime, other emerging media .................................          8,666           6,124              --
Corporate & other ......................................................          7,133           5,536           5,253
                                                                           --------------------------------------------
     TOTAL .............................................................   $    616,740    $    729,964    $    351,186
                                                                           --------------------------------------------


CAPITAL EXPENDITURES
Cable and studios ......................   $ 12,907   $ 15,229   $  6,771
HSN - U.S. .............................     42,615     34,122     33,412
Ticketing ..............................     24,465     23,282     23,789
Hotel Reservations Network .............     16,022      2,859      1,092
Precision Response .....................     25,775     43,505         --
Match.com.com ..........................      3,268      2,485         --
Citysearch and related .................      5,017      9,262     11,328
Electronic Commerce Solutions/Styleclick      2,292      5,047     13,657
HSN - International and other ..........      6,031     18,105     13,746
USA Films ..............................          7        632        448
Trio, NWI, Crime, other emerging media .         61        600         --
Corporate & other ......................      5,051     21,756      4,673
                                           ------------------------------
     TOTAL .............................   $143,511   $176,884   $108,916
                                           ------------------------------


(a) Includes estimated revenue in 2000 generated by homes lost by HSN following the sale of USA Broadcasting to Univision, which is estimated to be $6.2 million. Adjusted EBITDA for these homes is estimated at $0.9 million.

(b) Includes impact of foreign exchange fluctuations, which reduced revenue by $44.0 million and $36.3 million in 2001 and 2000, respectively, if the results are translated from Euros to U.S. dollars at a constant exchange rate, using 1999 as the base year.

(c) 2001 includes $4.1 million of costs incurred related to the disengagement of HSN from USA Broadcasting stations. Amounts primarily related to payments to cable operators and related marketing expenses in the disengaged markets.

NOTE 17 -- FINANCIAL INSTRUMENTS

         The additional disclosure below of the estimated fair value of financial instruments have been determined by the Company using available market information and appropriate valuation methodologies when available. The carrying values of all financial instruments approximates their respective fair values.


                                              Carrying        Fair     Carrying       Fair
                                               Amount         Value     Amount        Value
                                               ------         -----     ------        -----
                                                 December 31, 2001       December 31, 2000
                                                 -----------------       -----------------
                                                                (In thousands)
Cash and cash equivalents.................       $978,377    $978,377     $244,223   $244,223
Long-term investments.....................         65,891      65,891       49,355     49,355
Long-term obligations.....................       (578,683)   (578,683)    (577,958)  (577,958)

NOTE 18 -- MARKETABLE SECURITIES AND INVESTMENTS HELD FOR SALE

         At December 31, 2001, marketable securities available-for-sale were as follows (in thousands):


                                                   Cost           Gross           Gross       Estimated
                                                   ----        Unrealized      Unrealized     Fair Value
                                                                  Gains          Losses       ----------
                                                                  -----          ------
U.S. Government and agencies................     $147,106         $230           $(217)        $147,119
Non-US government securities and other fixed       22,350            -              --           22,350
  Term obligations..........................
Corporate debt securities...................        1,970           25              --            1,995
                                               ---------------------------------------------------------
Total marketable securities.................      171,426          255            (217)         171,464
Investment held for sale....................           --           --              --               --
                                               ---------------------------------------------------------
Total.......................................     $171,426         $255           $(217)        $171,464
                                               ---------------------------------------------------------



         Income tax expense of $15 were recorded on these securities for the year ended December 31, 2001.

         The contractual maturities of debt securities classified as available-for-sale as of December 31, 2001 are as follows (in thousands):

                                             Amortized    Estimated
                                                Cost     Fair Values
                                                ----     -----------
Due in one year or less ..................     $ 65,922   $ 66,035
Due after one year through two years .....        7,461      7,398
Due after two through five years .........       22,977     22,956
Due over five years ......................       75,066     75,075
                                               -------------------
Total ....................................     $171,426   $171,464
                                               -------------------


         At December 31, 2000, marketable securities available-for-sale were as follows (in thousands):

                                                Cost           Gross           Gross         Estimated
                                                ----        Unrealized      Unrealized       Fair Value
                                                               Gains          Losses         ----------
                                                               -----          ------
Corporate debt securities...................    $81,066         $  9         $   (14)        $ 81,061
U.S. Government and agencies................     26,928          118             (12)          27,034
Certificate of deposit......................     10,175           20             --           10,195
Treasury Bill...............................      8,048           14             --            8,062
                                               -------------------------------------------------------
Total marketable securities.................    126,217          161             (26)         126,352
Investment held for sale....................     10,041           --          (9,291)             750
                                               -------------------------------------------------------
Total.......................................   $136,258         $161         $(9,317)        $127,102
                                               -------------------------------------------------------


         Income tax benefit of $3.6 million was recorded on these securities for the year ended December 31, 2000.

         The contractual maturities of debt securities classified as available-for-sale as of December 31, 2000 are as follows (in thousands):


                                                                        Amortized        Estimated
                                                                           Cost         Fair Values
                                                                           ----         -----------
Due in one year or less.............................................        $113,865      $113,976
Due after one year through two years................................             997         1,012
Due after two through five years....................................           2,002         2,019
Due over five years.................................................           9,353         9,345
                                                                      -----------------------------
Total...............................................................        $126,217      $126,352
                                                                      -----------------------------

NOTE 19 -- EQUITY INVESTMENTS IN UNCONSOLIDATED SUBSIDIARIES

         At December 31, 2001, USA beneficially owned 46.7% of the outstanding common stock of Hot Networks AG, a German stock corporation, the subsidiaries of which operate electronic retailing operations in Europe. This investment is accounted for using the equity method. Due to the significance of the results of Hot Networks, AG, in relation to USA's results, summary financial information for Hot Networks AG is presented below. There were no significant operations in 1999.


                                                    2001        2000
                                                -----------  ----------
                                                   AS OF AND FOR THE
                                                      YEARS ENDED
                                                      DECEMBER 31,
                                                ------------------------
                                                    (IN THOUSANDS)

Current assets...............................      $17,597     $6,943
Noncurrent assets............................      157,274     42,784
Current liabilities..........................       46,085     37,531
Noncurrent liabilities.......................      194,249     23,668
Net sales....................................        8,215      6,242
Gross profit.................................          277      1,301
Net loss.....................................     (51,453)   (20,254)


         To date, the Company has contributed approximately $125.3 million, including $105.5 million in 2001, and recorded equity losses in unconsolidated subsidiaries of $30.5 million, including $27.6 million in 2001.

NOTE 20 -- SAVOY SUMMARIZED HISTORICAL FINANCIAL INFORMATION

         The Company has not prepared separate financial statements and other disclosures concerning Savoy because management has determined that such information is not material to holders of the Savoy Debentures, all of which have been assumed by the Company as a joint and several obligor. The information presented is reflected at Savoy's historical cost basis.

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS


                                                    2001       2000       1999
                                                  ------      ------     ------
                                                     YEARS ENDED DECEMBER 31,
                                                     -------------------------
                                                          (IN THOUSANDS)

Net sales.......................................  $3,591     $6,678      $7,890
Operating expenses..............................     118      3,236       3,431
Operating income................................   3,473      3,442       4,459
Net income......................................   5,681      6,354       7,143


SUMMARY CONSOLIDATED BALANCE SHEETS

                                                           2001         2000
                                                          -------     ---------
                                                                DECEMBER 31,
                                                               ---------------
                                                              (IN THOUSANDS)

Current assets.....................................        $10,709            $-
Non-current assets.................................         53,563       158,561
Current liabilities................................          4,861        17,021
Non-current liabilities............................         44,530        38,902

NOTE 21 -- PROGRAM RIGHTS AND FILM COSTS

         As of December 31, 2001, the liability for program rights, representing future payments to be made under program contract agreements amounted to $510.1 million. Annual payments required are $259.3 million in 2002, $156.6 million in 2003, $70.8 million in 2004, $17.0 million in 2005, $3.9 million in 2006 and
$2.5 million in 2007 and thereafter. Amounts representing interest are $48.1 million and the present value of future payments is $462.0 million.

         As of December 31, 2001, the liability for film costs amounted to $95.9 million. Annual payments are $51.6 million in 2002, $42.4 million in 2003 and $1.9 million in 2004.

NOTE 22 -- SALE OF USA BROADCASTING

         In August 2001, the Company completed its previously announced sale of all of the capital stock of certain USA Broadcasting ("USAB") subsidiaries that own 13 full-power television stations and minority interests in four additional full-power stations to Univision Communications Inc. ("Univision"). Total cash proceeds were $1.1 billion, of which $510.4 million was collected in fiscal year 2001 and $589.6 million in January 2002. The gain on the sale of the stations of $517.8 million, net of tax of $377.4 million USAB is presented as a discontinued operation for all periods presented. The revenues for USAB were $19.7 million and $8.6 million in the years ended 2000 and 1999, respectively. The loss for USAB was $59.4 million (net of tax benefit of $21.3 million) and $44.1 million (net of tax benefit of $12.1 million) in the years ended 2000 and 1999, respectively.

NOTE 23 -- EARNINGS (LOSS) PER SHARE

         The following table sets forth the computation of Basic and Diluted earnings per share. All share numbers have been adjusted to retroactively reflect the impact of the two-for-one stock split of USA's common stock and Class B common stock paid on February 24, 2000. All share numbers give effect to such stock split.


                                                              2001            2000         1999
                                                            -------         -------       ------
                                                                   YEARS ENDED DECEMBER 31,
                                                                   ------------------------
                                                           (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONTINUING OPERATIONS:
NUMERATOR:
Earnings (loss) ........................................      $(125,052)     $(88,588)      $16,515

DENOMINATOR:
Denominator for basic earnings per
      share-weighted average shares.....................         374,101       359,688      327,816
  Effect of dilutive securities:
  Stock options.........................................             --           --         40,111
  LLC shares exchangeable into Common Stock.............             --           --             --
                                                             -----------     ---------     ---------
                                                                 374,101       359,688      367,927
Diluted weighted average shares.........................
Basic earnings (loss) per share.........................           $(.33)        $(.25)        $.05
Diluted earnings (loss) per share.......................           $(.33)        $(.25)         $.04



                                                                                               2001           2000          1999
                                                                                               ----           ----          ----
                                                                                                   YEARS ENDED DECEMBER 31,
                                                                                                   -----------------------
                                                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)

EARNINGS (LOSS) BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX:
NUMERATOR:
Net earnings (loss)....................................................................          $392,795    $(147,983)   $(27,631)
Elimination of minority interest.......................................................            74,066           --          --
                                                                                                 --------    ---------    --------
Numerator for diluted earnings (loss) per share........................................          $466,861    $(147,983)   $(27,631)

DENOMINATOR:
Denominator for basic earnings per share--weighted average shares.....................           374,101      359,688     327,816
  Effect of dilutive securities:
  Stock options........................................................................            30,089           --          --
  LLC shares exchangeable into Common Stock............................................           361,153           --          --
                                                                                                 --------    ---------    ---------
Diluted weighted average shares........................................................           765,343      359,688     327,816
Basic earnings (loss) per share........................................................             $1.05        $(.41)      $(.08)
Diluted earnings (loss) per share......................................................               .61        $(.41)      $(.08)




                                                                                               2001           2000          1999
                                                                                               ----           ----          ----
                                                                                                   YEARS ENDED DECEMBER 31,
                                                                                                   -----------------------
                                                                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
NET EARNINGS (LOSS):
NUMERATOR:
Net earnings (loss)....................................................................          $383,608    $(147,983)    $(27,631)
Elimination of minority interest.......................................................            74,066           --          --
                                                                                                 --------    ---------     --------
Numerator for diluted earnings (loss) per share........................................          $457,674    $(147,983)    $(27,631)

DENOMINATOR:
Denominator for basic earnings per share--weighted average shares.....................           374,101      359,688     327,816
  Effect of dilutive securities:
  Stock options........................................................................            30,089           --          --
  LLC shares exchangeable into Common Stock............................................           361,153           --          --
                                                                                                 --------    ---------     --------
Diluted weighted average shares........................................................           765,343      359,688     327,816
Basic earnings (loss) per share........................................................             $1.03        $(.41)      $(.08)
Diluted earnings (loss) per share......................................................               .60        $(.41)      $(.08)



NOTE 24 -- NOTES OFFERING AND GUARANTOR AND NON-GUARANTOR FINANCIAL INFORMATION

         On November 23, 1998, the Company and USANi LLC as co-issuers completed an offering of $500.0 million 6 3'4% Senior Notes due 2005 (the "Old Notes"). In May 1999, the Old Notes were exchanged in full for $500.0 million of new 6 3'4% Senior Notes due 2005 (the "Notes") that have terms that are substantially identical to the Old Notes. Interest is payable on the Notes on May 15 and November 15 of each year, commencing May 15, 1999. The Notes are jointly, severally, fully and unconditionally guaranteed by certain subsidiaries of the Company, including Holdco, a non-wholly owned, direct subsidiary of the Company, and all of the subsidiaries of USANi LLC (other than subsidiaries that are, individually and in the aggregate, inconsequential to USANi LLC on a consolidated basis) (collectively, the "Subsidiary Guarantors"). All of the Subsidiary Guarantors (other than Holdco) (the "Wholly Owned Subsidiary Guarantors") are wholly owned, directly or indirectly, by the Company or USANi LLC, as the case may be.

         The following tables present condensed consolidating financial information for the years ended December 31, 2000, 1999 and 1998 for: (1) the Company on a stand-alone basis, (2) Holdco on a stand-alone basis, (3) USANi LLC on a stand-alone basis, (4) the combined Wholly Owned Subsidiary Guarantors (including Wholly Owned Subsidiary Guarantors that are wholly owned subsidiaries of USANi LLC), (5) the combined non-guarantor subsidiaries of the Company (including the non-guarantor subsidiaries of USANi LLC (collectively, the "Non-Guarantor Subsidiaries")), and (6) the Company on a consolidated basis.

         Separate financial statements for each of the Wholly Owned Subsidiary Guarantors are not presented and such Wholly

Owned Subsidiary Guarantors are not filing separate reports under the Securities Exchange Act of 1934 because the Company's management has determined that the information contained in such documents would not be material to investors.

         As of and for the Year Ended December 31, 2001


                                            USAI          Holdco            Usani       Wholly       Non-guarantor    Eliminations
                                            ----          ------            LLC         Owned        Subsidiaries     ------------
                                                                            ---       Subsidiary     ------------
                                                                                      Guarantors
                                                                                      -----------
Current assets .....................   $    585,212    $       --     $    749,559    $    932,651    $    708,810    $       --
Property and equipment net .........           --              --           24,755         198,971         210,389            --
Goodwill and other intangible ......         71,598            --            2,260       4,751,722       2,410,703            --
  assets, net
Investment in subsidiaries .........      3,919,150       1,319,505      7,159,969         101,680            --       (12,500,304)
Other assets .......................         92,111            --            2,262         708,490         960,170        (706,611)
                                       ------------    ------------   ------------    ------------    ------------    ------------
Total assets .......................   $  4,668,071    $  1,319,505   $  7,938,805    $  6,693,514    $  4,290,072    $(13,206,915)
                                       ------------    ------------   ------------    ------------    ------------    ------------
Current liabilities ................   $    238,934    $       --     $    (15,540)   $    836,754    $    535,148    $       --
Long-term debt, less current portion           --              --          498,515             606          45,546            --
Other liabilities ..................        483,636            --        1,057,543         426,245         604,437      (1,922,642)
Minority interest ..................           --              --         (141,390)       (108,769)        442,450       4,776,078
Interdivisional equity .............           --              --             --         5,538,678       2,662,491      (8,201,169)
Stockholders' equity ...............      3,945,501       1,319,505      6,539,677            --              --        (7,859,182)
                                       ------------    ------------   ------------    ------------    ------------    ------------
Total liabilities and
  shareholders' equity .............   $  4,668,071    $  1,319,505   $  7,938,805    $  6,693,514    $  4,290,072    $(13,206,915)
                                       ------------    ------------   ------------    ------------    ------------    ------------
Revenue ............................   $       --      $       --     $       --      $  3,288,286    $  2,013,601    $    (17,080)
Operating expenses .................        (10,725)           --          (34,154)     (2,745,705)     (2,277,478)         17,080
Interest expense, net ..............        (21,757)           --            4,650         (33,297)          1,966            --
Other income (expense), net ........        (92,570)         64,557        367,373          (4,399)        (38,284)       (348,900)
Provision for income taxes .........           --              --             --           (95,560)        (13,317)           --
Minority interest ..................           --              --             --          (211,471)         62,132            --
                                       ------------    ------------   ------------    ------------    ------------    ------------
Net (loss) income from continuing
  operations .......................   $   (125,052)   $     64,557   $    337,869    $    197,854    $   (251,380)   $   (348,900)
                                       ------------    ------------   ------------    ------------    ------------    ------------
Gain on disposal of Broadcasting
  Stations .........................        517,847            --             --              --              --                --
Net income (loss) from cumulative
  effect of accounting change ......         (9,187)          1,901          6,470           2,438         (11,625)            816
                                       ------------    ------------   ------------    ------------    ------------    ------------
Net income (loss) ..................   $    383,608    $     66,458   $    344,339    $    200,292    $   (263,005)   $   (348,084)
                                       ------------    ------------   ------------    ------------    ------------    ------------
Cash flows from operations .........   $    (36,116)   $       --     $    (25,770)   $    590,779    $    141,039    $       --
Cash flows used in investing
  activities .......................         31,993            --           (7,774)        (65,279)         92,995            --
Cash flows from financing
  activities .......................          4,123            --          745,346        (458,247)       (227,214)           --
Net Cash used by discontinued
  operations .......................           --              --             --           (48,058)           --              --
Effect of exchange rate ............           --              --             (417)            269          (3,515)           --
Cash at the beginning of
  the period .......................           --              --           78,079         (28,949)        195,093            --
                                       ------------    ------------   ------------    ------------    ------------    ------------
Cash at the end of the period ......   $       --      $       --     $    789,464    $     (9,485)   $    198,398    $       --
                                       ------------    ------------   ------------    ------------    ------------    ------------


                                           USAi
                                        Consolidated
                                        ------------


Current assets .....................   $  2,976,232
Property and equipment net .........        434,115
Goodwill and other intangible ......      7,236,283
  assets, net
Investment in subsidiaries .........           --
Other assets .......................      1,056,422
                                       ------------
Total assets .......................   $ 11,703,052
                                       ------------
Current liabilities ................   $  1,595,296
Long-term debt, less current portion        544,667
Other liabilities ..................        649,219
Minority interest ..................      4,968,369
Interdivisional equity .............           --
Stockholders' equity ...............      3,945,501
                                       ------------
Total liabilities and
  shareholders' equity .............   $ 11,703,052
                                       ------------
Revenue ............................   $  5,284,807
Operating expenses .................     (5,050,982)
Interest expense, net ..............        (48,438)
Other income (expense), net ........        (52,223)
Provision for income taxes .........       (108,877)
Minority interest ..................       (149,339)
                                       ------------
Net (loss) income from continuing
  operations .......................   $   (125,052)
                                       ------------
Gain on disposal of Broadcasting
  Stations .........................        517,847
Net income (loss) from cumulative
  effect of accounting change ......         (9,187)
                                       ------------
Net income (loss) ..................   $    383,608
                                       ------------
Cash flows from operations .........   $    669,932
Cash flows used in investing
  activities .......................         51,935
Cash flows from financing
  activities .......................         64,008
Net Cash used by discontinued
  operations .......................        (48,058)
Effect of exchange rate ............         (3,663)
Cash at the beginning of
  the period .......................        244,223
                                       ------------
Cash at the end of the period ......   $    978,377
                                       ------------



         As of and for the Year Ended December 31, 2000


                                            USAI          Holdco            Usani       Wholly       Non-guarantor    Eliminations
                                            ----          ------            LLC         Owned        Subsidiaries     ------------
                                                                            ---       Subsidiary     ------------
                                                                                      Guarantors
                                                                                      -----------
Current assets .....................   $    356,726    $       --     $     14,159    $    899,892    $    606,565    $   (356,726)
Property and equipment net .........           --              --           24,203         205,895         213,896            --
Goodwill and other intangible
  assets, net ......................         73,693            --             --         5,004,332       2,383,837            --
Investment in subsidiaries .........      3,210,513       1,284,166      6,888,058            --              --       (11,382,737)
Other assets .......................        167,447            --           15,229         797,320         136,032        (204,499)
Net current assets of discontinued
  operations .......................           --              --             --             3,766           4,022            --
Net non current assets on
  discontinued operations ..........           --              --             --          (240,346)         54,091         314,336
                                       ------------    --------       ------------    ------------    ------------    ------------
Total assets .......................   $  3,808,379    $  1,284,166   $  6,941,649    $  6,670,859    $  3,398,443    $(11,629,626)
                                       ------------    --------       ------------    ------------    ------------    ------------
Current liabilities ................   $     12,406    $       --     $       --      $    884,874    $    427,365    $   (151,398)
Long-term debt, less current portion           --              --          498,212           4,645          49,644            --
Other liabilities ..................        356,102            --          243,333         270,824         487,301        (866,446)
Minority interest ..................           --              --           60,373         177,184         439,699       4,139,881
Interdivisional equity .............           --              --             --         5,302,098       2,134,252      (7,436,350)
Stockholders' equity ...............      3,439,871       1,284,166      6,139,731          31,234        (139,818)     (7,315,313)
                                       ------------    --------       ------------    ------------    ------------    ------------
Total liabilities and shareholders'
  equity ...........................   $  3,808,379    $  1,284,166   $  6,941,649    $  6,670,859    $  3,398,443    $(11,629,626)
                                       ------------    --------       ------------    ------------    ------------    ------------
Revenue ............................   $       --      $       --     $       --      $  3,108,099    $  1,489,123    $     (1,070)
Operating expenses .................        (15,184)           --          (37,369)     (2,614,506)     (1,873,837)          1,070
Interest expense, net ..............        (26,195)           --           22,208         (28,263)         (1,970)              2
Other income (expense), net ........        (48,551)         65,026        372,389        (112,323)        (20,831)       (206,413)
Provision for income taxes .........          1,342            --          (27,351)        (27,761)        (59,099)           --
Minority interest ..................           --              --             --             6,992         154,459        (208,575)
                                       ------------    --------       ------------    ------------    ------------    ------------
Net (loss) income from continuing
  operations .......................   $    (88,588)   $     65,026   $    329,877    $    332,238    $   (312,155)   $   (414,986)
                                       ------------    --------       ------------    ------------    ------------    ------------
Net (loss) income from discontinued
  operations .......................        (59,395)           --             --           (59,334)            (61)         59,395
                                       ------------    --------       ------------    ------------    ------------    ------------
Cash flows from operations .........   $    (34,654)   $       --     $     (9,403)   $    402,056    $     14,508    $       --
Cash flows used in investing
  activities .......................   $     18,711    $       --     $    (63,754)   $   (207,548)   $   (271,965)   $       --
Cash flows from financing activities   $     15,943    $       --     $   (125,442)   $   (112,456)   $    280,301    $       --
Net Cash used by discontinued
  operations .......................           --              --             --           (84,771)          2,208            --
Effect of exchange rate ............           --              --             --             3,352          (6,039)           --
Cash at the beginning of the period            --              --          276,678         (27,067)        173,565            --
                                       ------------    --------       ------------    ------------    ------------    ------------
Cash at the end of the period ......   $       --      $       --     $     78,079    $    (26,434)   $    192,578    $       --
                                       ------------    --------       ------------    ------------    ------------    ------------


                                            USAi
                                         Consolidated
                                         ------------


Current assets .....................     $  1,520,616
Property and equipment net .........          443,994
Goodwill and other intangible
  assets, net ......................        7,461,862
Investment in subsidiaries .........             --
Other assets .......................          911,529
Net current assets of discontinued
  operations .......................            7,788
Net non current assets on
  discontinued operations ..........          128,081
                                         ------------
Total assets .......................     $ 10,473,870
                                         ------------
Current liabilities ................     $  1,173,247
Long-term debt, less current portion          552,501
Other liabilities ..................          491,114
Minority interest ..................        4,817,137
Interdivisional equity .............             --
Stockholders' equity ...............        3,439,871
                                         ------------
Total liabilities and shareholders'
  equity ...........................     $ 10,473,870
                                         ------------
Revenue ............................     $  4,596,152
Operating expenses .................       (4,539,826)
Interest expense, net ..............          (34,218)
Other income (expense), net ........           49,297
Provision for income taxes .........         (112,869)
Minority interest ..................          (47,124)
                                         ------------
Net (loss) income from continuing
  operations .......................     $    (88,588)
                                         ------------
Net (loss) income from discontinued
  operations .......................          (59,395)
                                         ------------
Cash flows from operations .........     $    372,507
Cash flows used in investing
  activities .......................     $   (524,556)
Cash flows from financing activities     $     58,346
Net Cash used by discontinued
  operations .......................          (82,563)
Effect of exchange rate ............           (2,687)
Cash at the beginning of the period           423,176
                                         ------------
Cash at the end of the period ......     $    244,223
                                         ------------


As of and for the Year Ended December 31, 1999

                                            USAI          Holdco        Usani       Wholly       Non-guarantor  Eliminations
                                            ----          ------        LLC         Owned        Subsidiaries   ------------
                                                                        ---       Subsidiary     ------------
                                                                                  Guarantors
                                                                                  -----------

Revenue ...........................   $      --      $      --     $      --      $ 2,668,239    $   703,506    $      --
Operating expenses ................       (10,074)          --         (27,171)    (2,266,186)      (798,400)          --
Interest expense, net .............       (10,713)          --         (11,837)       (22,157)        (3,837)          --
Gain on sale of subsidiary stock ..          --             --            --           89,721           --             --
Other income (expense), net .......        29,437         85,199       433,996         49,599         21,026       (613,486)
Provision for income taxes ........         7,865           --            --          (81,882)       (29,033)          --
Minority interest .................          --             --            --               91         56,650       (254,038)
                                      -----------    -----------   -----------    -----------    -----------    -----------
Net (loss) income from continuing
  operations ......................   $    16,515    $    85,199   $   394,988    $   437,425    $   (50,088)   $  (867,524)
                                      -----------    -----------   -----------    -----------    -----------    -----------
Net (loss) income from discontinued
operations ........................   $   (44,146)   $      --     $      --      $   (44,968)   $       822    $    44,146
                                      -----------    -----------   -----------    -----------    -----------    -----------


                                          USAi
                                       Consolidated
                                       ------------



Revenue ...........................   $ 3,371,745
Operating expenses ................    (3,101,831)
Interest expense, net .............       (48,544)
Gain on sale of subsidiary stock ..        89,721
Other income (expense), net .......         5,771
Provision for income taxes ........      (103,050)
Minority interest .................      (197,297)
                                      -----------
Net (loss) income from continuing
  operations ......................   $    16,515
                                      -----------
Net (loss) income from discontinued
operations ........................   $   (44,146)
                                      -----------




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